                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant   |X|

Filed by a Party other than the Registrant   |_|

Check the appropriate box:

|_|  Preliminary Proxy Statement
|_| Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
|X|  Definitive Proxy Statement
|_|  Definitive Additional Materials
|_|  Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                                 PROSOURCE, INC.
                (Name of Registrant as Specified In Its Charter)

                                 Not Applicable
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

|X|  No Filing Fee Required
|_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1)  Title of each class of securities to which transaction applies:
     (2)  Aggregate number of securities to which transaction applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
          Transaction Valuation $__________
     (4)  Proposed maximum aggregate value of transaction:
     (5)  Total fee paid:
|_|  Fee paid previously with preliminary materials.
|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:
     (2)  Form, Schedule or Registration Statement No.:
     (3)  Filing Party:
     (4)  Date Filed:

                            [PROSOURCE LETTERHEAD]





                                 March 31, 1997


Dear Stockholder:

      On behalf of the Board of Directors, it is my pleasure to invite you to attend the 1997 Annual Meeting of Stockholders of ProSource, Inc. (the "Company").

      As shown in the formal notice enclosed, the meeting will be held on Tuesday, April 29, 1997, at 8:30 a.m. at the Biltmore Hotel, located at 1200 Anastasia Avenue, Coral Gables, Florida. The purpose of the meeting is to elect nine Directors, to consider and act on proposals to adopt the Company's 1997 Directors Stock Option Plan and the Company's 1997 Employee Stock Purchase Plan, to ratify the appointment of KPMG Peat Marwick LLP as independent auditors for the Company for the fiscal year ending December 27, 1997, and to transact such other business as may properly come before the meeting.

      Whether or not you plan to attend the meeting, it is important that you be represented and that your shares be voted. Accordingly, after reviewing the Proxy Statement, we ask you to complete, sign and date the proxy card and return it as soon as possible in the postage-paid envelope provided.

      I look forward to seeing you on Tuesday, April 29, 1997.

                              Sincerely,



/s/David R. Parker                        /s/Thomas C. Highland
David R. Parker                           Thomas C. Highland
Chairman of the Board                     President and Chief Executive Officer

                                PROSOURCE, INC.

                             1500 SAN REMO AVENUE
                         CORAL GABLES, FLORIDA  33146


                                   ----------


                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


      Notice is hereby given that the Annual Meeting of Stockholders (the "Annual Meeting") of ProSource, Inc. (the "Company") will be held at 8:30 a.m. on Tuesday, April 29, 1997, at the Biltmore Hotel, located at 1200 Anastasia Avenue, Coral Gables, Florida, for the following purposes:

      1. To elect nine directors to hold office for a term of one year and until their successors are elected and qualified;

      2. To consider and act upon a proposal to adopt the Company's 1997 Directors Stock Option Plan;

      3. To consider and act upon a proposal to adopt the Company's 1997 Employee Stock Purchase Plan;

      4. To ratify the appointment of KPMG Peat Marwick LLP as independent auditors for the Company for the fiscal year ending December 27, 1997; and

      5. To transact such other business as may properly come before the Annual Meeting.

      The Board of Directors has fixed the close of business on March 14, 1997 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting.

      Your attention is directed to the Proxy Statement accompanying this notice for a more complete statement regarding matters to be acted upon at the Annual Meeting.

                                    By the Order of the Board of Directors

                                    /s/ Paul A. Garcia de Quevedo

                                    Paul A. Garcia de Quevedo
                                    Secretary


Coral Gables, Florida
March 31, 1997





      YOUR REPRESENTATION AT THE ANNUAL MEETING IS IMPORTANT. TO ENSURE YOUR REPRESENTATION, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY. SHOULD YOU DESIRE TO REVOKE YOUR PROXY, YOU MAY DO SO AS PROVIDED IN THE ACCOMPANYING PROXY STATEMENT AT ANY TIME BEFORE IT IS VOTED.

                                PROSOURCE, INC.

                             1500 SAN REMO AVENUE
                         CORAL GABLES, FLORIDA  33146

                                   ----------

                                PROXY STATEMENT


                                   ----------

      The accompanying proxy is solicited by the Board of Directors of ProSource, Inc. (the "Company") for use at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held on April 29, 1997, and any adjournments thereof, notice of which is attached hereto.

      The purposes of the Annual Meeting are to elect nine directors; to consider and act upon a proposal to adopt the Company's 1997 Directors Stock Option Plan; to consider and act upon a proposal to adopt the Company's 1997 Employee Stock Purchase Plan; to ratify the appointment of KPMG Peat Marwick LLP as independent auditors for the Company for the fiscal year ending December 27, 1997; and to transact such other business as may properly be brought before the Annual Meeting or any adjournment thereof.

      A stockholder who signs and returns a proxy may revoke the same at any time before the authority granted thereby is exercised by attending the Annual Meeting and electing to vote in person, by filing with the Secretary of the Company a written revocation or by duly executing a proxy bearing a later date. Unless so revoked, the shares represented by the proxy will be voted at the Annual Meeting. Where a choice is specified on the proxy, the shares represented thereby will be voted in accordance with such specifications. If no specification is made, such shares will be voted FOR the election of the nine director nominees; FOR the adoption of the Company's 1997 Directors Stock Option Plan; FOR the adoption of the Company's 1997 Employee Stock Purchase Plan and FOR the ratification of KPMG Peat Marwick LLP as independent auditors for the Company for the fiscal year ending December 27, 1997.

      The Board of Directors of the Company (the "Board of Directors") knows of no other matters which are to be brought to a vote at the Annual Meeting. If any other matter does come before the Annual Meeting, however, the persons appointed in the proxy or their substitutes will vote in accordance with their best judgment on such matters.

      The Board of Directors has fixed the close of business on March 14, 1997 as the record date for the Annual Meeting. Only record holders of the Company's Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), and Class B Common Stock, par value $.01 per share (the "Class B Common Stock" and, together with the Class A Common Stock, the "Common Stock"), at the close of business on that date will be entitled to vote at the Annual Meeting. On the record date, the Company had outstanding 9,330,856 shares of Common Stock (3,400,000 shares of Class A Common Stock and 5,930,856 shares of Class B Common Stock). Holders of the Class A Common Stock will be entitled to one vote for each share of Class A Common Stock so held and holders of the Class B Common Stock will be entitled to ten votes for each share of Class B Common Stock so held. See "Security Ownership."

      The representation in person or by proxy of at least at majority of the outstanding shares entitled to vote is necessary to provide a quorum at the meeting. Abstentions and "non-votes" are counted as present in determining whether the quorum requirement is satisfied. A "non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. The directors shall be elected by the affirmative vote of a plurality of the votes cast in the election by the holders of the Common Stock represented and entitled to vote at the Annual Meeting. Any other matters as may properly come before the meeting or any adjournment thereof shall be approved by the affirmative vote of a majority of the votes cast by the holders of Common Stock represented and entitled to vote at the Annual Meeting. Abstentions and "non-votes" will not be counted in tabulating votes.

                      PROPOSAL 1:  ELECTION OF DIRECTORS

      Unless contrary instructions are set forth in the proxy card, it is intended that the persons named in the proxy will vote all shares of Common Stock represented by the proxy for the election of the persons listed below as directors, all of whom are presently members of the Board of Directors of the Company. The nine directors elected at the meeting will each serve for a term expiring on the date of the Annual Meeting in 1998. Directors of the Company are elected annually and hold office until their successors have been elected and qualified or their earlier resignation or removal. Should any nominee become unavailable for election, the Board of Directors of the Company may designate another nominee, in which case the persons acting under the duly executed proxies will vote for the election of the replacement nominee. Management of the Company is currently unaware of any circumstances likely to render any nominee unavailable for election. A stockholder may, in the manner set forth in the enclosed proxy card, instruct the proxy holder not to vote that stockholder's shares for one or more of the named nominees.

      The number of directors is fixed by the Board of Directors. Ten persons currently serve on the Board of Directors and are expected to continue to serve until the Annual Meeting. Nine of the current members of the Board of Directors have been nominated for reelection. Dr. Michael E. Treacy, at his request, has not been nominated for an additional term due to other business commitments. The proxies solicited hereby cannot be voted for a number of persons greater than the number of nominees named below. The Certificate of Incorporation of the Company, as amended to date (the "Certificate of Incorporation"), does not permit cumulative voting. The directors shall be elected by the affirmative vote of a plurality of the votes cast in the election by the holders of the Common Stock present or represented, and entitled to vote, at the Annual Meeting.

      The Board of Directors believes that the election of the persons listed below as directors of the Company is in the best interest of the Company and its stockholders. THE BOARD OF DIRECTORS THEREFORE RECOMMENDS A VOTE FOR THE NOMINEES AND IT IS INTENDED THAT THE PROXIES NOT MARKED TO THE CONTRARY WILL BE SO VOTED.

      The following sets forth information concerning each of the nominees for election to the Board of Directors, including the name, age, current position with the Company, principal occupation or employment during at least the past five years and the period during which such person has served as a director of the Company.


         NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS FOR A ONE YEAR
                   TERM EXPIRING AT THE ANNUAL MEETING IN 1998

NAME                    AGE            POSITION
----                    ---            --------
David R. Parker         53   Chairman of the Board of Directors
Thomas C. Highland      55   President, Chief Executive Officer and Director
Daniel J. Adzia         54   Vice-Chairman, Chief Marketing Officer and Director
Gerald W. Schwartz      54   Director
Anthony R. Melman       49   Director
Michael Carpenter       49   Director
Anthony Munk            36   Director
C. Lee Johnson          64   Director
R. Geoffrey P. Styles   66   Director

      David R. Parker Mr. Parker has served as Chairman of the Board of Directors since the formation of the Company in 1992. From July 1, 1991 to July 1, 1992, Mr. Parker was an independent investor, working primarily on the formation of the Company and the acquisition of Burger King Distribution Services ("BKDS") from Burger King Corporation. Prior to such time, he was Senior Executive Vice President of Ryder System, Inc. and President of the Vehicle Leasing and Services Division. Previously, he was Chief Operating Officer of Ryder's Business Services Group which included the company's worldwide aviation support businesses and its insurance management services businesses.

Before joining Ryder System in 1984, Mr. Parker was Executive Vice President and Sector Executive of American Can Company (Primerica). Mr. Parker serves on the Boards of Directors of Premark International, Inc., SunTrust Bank, Miami, N.A. and Tupperware Corporation.

      Thomas C. Highland Mr. Highland has served as President, Chief Executive Officer and a Director of the Company since its formation in 1992. Before serving in this capacity, Mr. Highland was President of BKDS from 1988 to 1992. Prior thereto, he held various executive positions at Warner Lambert Company, including Vice President, U.S. Distribution, Director, Distribution Operations, Pharmaceutical Group and Director, Distribution Center Operations from 1963 to 1988.

      Daniel J. Adzia Mr. Adzia has served as Vice-Chairman, Chief Marketing Officer of the Company since the acquisition of the National Accounts Division ("NAD") of The Martin-Brower Company ("Martin-Brower") in March 1995 and a Director of the Company since April 1995. From 1975 to 1995, Mr. Adzia served in various executive capacities at Martin-Brower including President of NAD. Prior to joining Martin-Brower, Mr. Adzia held various sales and sales management positions with Oscar Mayer & Co.

      Gerald W. Schwartz Mr. Schwartz has served as a Director of the Company since its formation in 1992. Mr. Schwartz is Chairman of the Board, President and Chief Executive Officer of Onex Corporation (together with its affiliates, "Onex") and has served in such capacity since its formation in 1983. Mr. Schwartz serves on the Board of Directors of Alliance Communications Corporation.

      Anthony R. Melman Mr. Melman has served as a Director of the Company since its formation in 1992. Mr. Melman has been Vice President of Onex Corporation since 1984. Prior to joining Onex, Mr. Melman held various executive positions at Canadian Imperial Bank of Commerce and Union Acceptances Limited, a South African merchant banking organization. Mr. Melman serves on the Board of Directors of Purolator Courier Ltd.

      Michael Carpenter Mr. Carpenter has served as a Director of the Company since October 1992. Since January 1995, he has been Chairman and Chief Executive Officer of Travelers Life and Annuity Company. He also serves as Executive Vice President of Travelers Group, Inc., responsible for business development and planning. Mr. Carpenter was Chairman of the Board, President and Chief Executive Officer of Kidder, Peabody Group Inc., a wholly owned subsidiary of General Electric Company from January 1989 to June 1994. Mr. Carpenter serves on the Board of Directors of General Signal, Inc., a diversified manufacturing company.

      Anthony Munk Mr. Munk has served as a Director of the Company since January 1995. He joined Onex Corporation in April 1988, and is currently a Vice President. During the period January 1995 to September 1995, Mr. Munk served as Senior Vice President and is currently a Director of The Horsham Corporation, a Canadian based company which has interests in gold, real estate and refining ventures, and Barrick Gold Corporation.

      C. Lee Johnson Mr. Johnson has served as a Director of the Company since October 1992. Since July 1986, he has been President of Limited Distribution Services (a subsidiary of The Limited, Inc.). From 1984 to 1986, he was Senior Vice President, Beatrice U.S. Food Corporation and President, Beatrice Distribution, Inc. Mr. Johnson serves on the Board of Directors of Columbus Port Authority and the Executive Committee and Board of Directors of Columbus Chamber of Commerce.

      R. Geoffrey P. Styles Mr. Styles has served as a Director of the Company since October 1992 and is a director of Onex Corporation. From 1990-1996, he served as Chairman of the Board of Directors of Drivers Jonas (Canada) Ltd. He serves as Chairman and Director of Grosvenor International Holdings Limited and is on the Boards of Directors of Royal Trust Company, The Geon Company, Echo Bay Mines Ltd., Fairwater Capital Corporation, Working Ventures Canadian Fund Inc. and Scott's Restaurants Inc.

TERMS OF OFFICE AND COMMITTEES

      All directors of the Company are elected annually and hold office until their successors have been elected and qualified. Messrs. Parker and Highland were elected to the Board of Directors pursuant to a management shareholders agreement under which the management shareholders had the right to have two designees nominated to the Board of Directors by Onex. These provisions of the management shareholders agreement terminated upon completion of the Company's initial public offering in November 1996. See "Certain Transactions -- Shareholders Agreements -- Management Shareholders Agreement." There are no family relationships among any of the directors or executive officers of the Company.

      The Board of Directors has established an Audit Committee comprising Messrs. Carpenter, Styles and Treacy. Dr. Treacy will cease to be a member of the Audit Committee effective concurrently with termination of his term as a director. The Audit Committee is responsible for recommending to the Board of Directors the engagement of independent auditors of the Company and reviewing with the independent auditors the scope and results of the audits, the internal accounting controls of the Company, audit practices and the professional services furnished by the independent auditors.

      The Board of Directors has also established a Compensation and Nominating Committee comprising Messrs. Johnson, Melman and Parker and an Equity Compensation Committee comprising Messrs. Carpenter, Johnson and Styles. The Compensation and Nominating Committee is responsible for reviewing and approving all non-equity based compensation arrangements for officers of the Company. In addition, the Compensation and Nominating Committee advises and makes recommendations to the Board of Directors on the selection of candidates as nominees for election as directors. The Compensation and Nominating Committee will consider nominees recommended by stockholders received by the Company in accordance with the procedures set forth in "Proposals of Stockholders." The Equity Compensation Committee is responsible for reviewing and approving all equity based compensation arrangements for officers of the Company and for administering the Company's option plans.

DIRECTOR COMPENSATION

      Directors who are not officers or employees of the Company or Onex currently receive an annual fee of $20,000. All directors are reimbursed for out-of-pocket expenses. Dr. Treacy received a Company-guaranteed loan of $0.2 million from a third party lender to finance, in part, the purchase of 30,000 shares of Common Stock in 1993. Effective as of March 21, 1997, the lender released the Company from its guaranty and took a pledge of such shares as security for the loan. See "Certain Transactions -- Certain Equity Offerings to Management."

      The Board of Directors has approved a compensation plan for directors who are not officers or employees of the Company or Onex, effective January 1, 1997, under which such directors will be entitled to receive an annual fee of $14,000, plus $1,500 for each Board of Directors meeting attended, $1,000 for each committee meeting attended and a $2,500 annual fee for serving as chairman of a committee. If the proposed 1997 Directors Stock Option Plan is approved by stockholders, such directors will be entitled to elect to receive options to purchase Class A Common Stock in lieu of all or any portion of the annual retainer fee. See "Proposal 2: 1997 Directors Stock Option Plan."

MEETINGS OF BOARD OF DIRECTORS

      During the fiscal year ended December 28, 1996, the Board of Directors held four meetings, the Audit Committee held two meetings, the Compensation and Nominating Committee held one meeting and the Equity Compensation Committee held one meeting. All directors, other than Dr. Treacy, attended at least 75% of the meetings held during fiscal 1996 of the Board of Directors and each committee of the Board of Directors on which such directors served.

EXECUTIVE COMPENSATION

      The following table sets forth certain information regarding compensation earned during the fiscal years ended December 28, 1996 and December 30, 1995 by the Company's chief executive officer and each of the four other most highly compensated executive officers whose total annual salary and bonus exceeded $100,000 (the "Named Executive Officers").

                                           SUMMARY COMPENSATION TABLE
                                                                                            LONG-TERM
                                                                ANNUAL           OTHER     COMPENSATION
                                                             COMPENSATION        ANNUAL       AWARDS
                                                           ---------------        COMP-     SECURITIES       ALL OTHER
                                              FISCAL       SALARY     BONUS     ENSATION    UNDERLYING     COMPENSATION
NAME AND PRINCIPAL POSITION                    YEAR          ($)       ($)       ($)(1)    OPTIONS(#)(2)      ($)(3)
---------------------------                    ----          ---       ---       ------    -------------      ------
David R. Parker                                1996        324,038      -        35,148       25,000          158,000
   Chairman of the Board of Directors......    1995        300,000   150,000       (4)         5,000          207,120

Thomas C. Highland                             1996        324,038      -        33,104       25,000          158,000
   President, Chief Executive Officer......    1995        300,000   150,000       (4)         3,750          157,120

Daniel J. Adzia                                1996        310,000      -        61,448       15,000           65,000
   Vice Chairman, Chief Marketing Officer..    1995(5)     225,385   112,500       (4)        22,500           58,410

William F. Evans
   Executive Vice President, Chief Financial   1996        287,500      -        44,548       15,000           43,000
   Officer.................................    1995(6)     116,346    82,282       (4)        22,500             -

John E. Foley                                  1996        182,500      -        42,038       10,000            3,000
   Senior Vice President, Operations           1995        170,000    70,000       (4)        15,000            3,400
   Development.............................

----------------

(1) The amounts shown for 1996 in the "Other Annual Compensation" column consist of the following (i) Mr. Parker: $14,000 car allowance, $13,000 perquisite allowance and $8,148 of interest paid by the Company in respect of an outstanding loan, (ii) Mr. Highland: $14,000 car allowance, $13,000 perquisite allowance and $6,104 of interest paid by the Company in respect of an outstanding loan, (iii) Mr. Adzia: $4,528 car allowance, $16,283 perquisite allowance and $40,637 of interest paid by the Company in respect of an outstanding loan, (iv) Mr. Evans: $11,100 car allowance, $5,000 perquisite allowance and $28,448 of interest paid by the Company in respect of an outstanding loan, and (v) Mr. Foley: $10,900 car allowance, $6,500 perquisite allowance and $24,638 of interest payments paid by the Company in respect of an outstanding loan. The loans referred to in the previous sentence were provided by a third party lender to finance, in part, certain purchases of Common Stock by employees, including the Named Executive Officers, and were guaranteed by the Company. Effective as of March 21, 1997, the lender released the Company from its guaranty (other than with respect to the loans to Messrs. Adzia, Evans and Andruskiewicz) and took a pledge of such shares as security for the loans. See "Certain Transactions -- Certain Equity Offerings to Management."

(2)   Options to acquire shares of Class B Common Stock.

(3) The amounts shown in the "All Other Compensation" column consist of the following: (i) Mr. Parker: $87,500 and $150,000 in consulting fees paid by Onex for services rendered in 1996 and 1995 (including amounts actually paid in 1996), respectively; $3,000 and $3,120 in Company matching contributions to the Company's Associates' Savings Plan, a defined contribution plan (the "401-K Plan") made in 1996 and 1995, respectively; and $67,500 and $54,000 in Company accruals pursuant to the Company's Supplemental Executive

      Retirement Plan (the "SERP") in 1996 and 1995, respectively, (ii) Mr.
      Highland: $87,500 and $100,000 in consulting fees paid by Onex for services rendered in 1996 and 1995, respectively; $3,000 and $3,120 in Company matching contributions to the 401-K Plan made in 1996 and 1995, respectively; and $67,500 and $54,000 in Company accruals pursuant to the SERP in 1996 and 1995, respectively, (iii) Mr. Adzia: $15,000 and $21,410 in Company contributions to the Company's Money Purchase Plan for Former NAD Salaried Employees, a defined contribution plan in 1996 and 1995, respectively; and $50,000 and $37,000 in Company accruals pursuant to the SERP in 1996 and 1995, respectively, (iv) Mr. Evans: $3,000 in Company matching contributions to the 401-K Plan made in 1996; and $40,000 in Company accruals pursuant to the SERP in 1996 and (v) Mr. Foley: $3,000 and $3,400 in Company matching contributions to the 401-K Plan made in 1996 and 1995, respectively. See "Defined Contribution Plans."

(4) Excludes perquisites and other personal benefits because such compensation did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus for the Named Executive Officer.

(5) Represents amounts paid from April 1, 1995 through the end of 1995. Prior to such time Mr. Adzia was employed by NAD.

(6) Represents amounts paid from July 28, 1995 through the end of 1995. Prior to such time Mr. Evans was not employed by the Company.


      The following table provides information regarding stock options granted to the Named Executive Officers during fiscal year 1996. No stock appreciation rights were granted.


                                       OPTION GRANTS DURING FISCAL YEAR 1996

                                                                                                         POTENTIAL
                                                         INDIVIDUAL GRANTS                            REALIZABLE VALUE
                                                         -----------------                            AT ASSUMED ANNUAL
                                    NUMBER OF       % OF TOTAL                                         RATES OF STOCK
                                   SECURITIES        OPTIONS                                         PRICE APPRECIATION
                                   UNDERLYING       GRANTED TO     EXERCISE                            FOR OPTION TERM
                                     OPTIONS       EMPLOYEES IN     PRICE                             -----------------
        NAME                      GRANTED(#)(1)    FISCAL YEAR    ($/SHARE)    EXPIRATION DATE        5%($)       10%($)
        ----                      -------------    -----------    ---------    ---------------        -----       ------
David R. Parker.................     25,000           7.0%         $14.00     November 7, 2006       220,113      557,810
Thomas C. Highland..............     25,000           7.0           14.00     November 7, 2006       220,113      557,810
Daniel J. Adzia.................     15,000           4.2           14.00     November 7, 2006       132,068      334,686
William F. Evans................     15,000           4.2           14.00     November 7, 2006       132,068      334,686
John E. Foley...................     10,000           2.8           14.00     November 7, 2006        88,045      223,124

------------------

(1) The options become exercisable ratably on each of the first four anniversaries of the date of grant. However, notwithstanding such vesting, no option will become exercisable until the earlier of (i) the date on which the Market Value of the Class B Common Stock is at least 25% greater than the exercise price of such option and (ii) the eighth anniversary of the date of grant. "Market Value" of the Class B Common Stock is determined by taking the average closing price of the Class A Common Stock on the Nasdaq National Market or the principal securities exchange on which the Common Stock is listed for the five consecutive trading days immediately preceding the applicable date.

      The following table sets forth certain information regarding the number and year-end value of unexercised options held by the Named Executive Officers at December 28, 1996. No stock options were exercised by the Named Executive Officers during fiscal year 1996.

                AGGREGATE OPTION EXERCISES IN 1996 FISCAL YEAR
                     AND FISCAL YEAR-END OPTION VALUES(1)

                                                                                                 VALUE OF UNEXERCISED
                                                                       NUMBER OF SECURITIES         "IN-THE-MONEY"
                                                                      UNDERLYING UNEXERCISED      OPTIONS AT FISCAL
                                                                         OPTIONS AT FISCAL           YEAR-END($)
                                                                            YEAR-END(#)              EXERCISABLE/
                               NAME                                  EXERCISABLE/UNEXERCISABLE     UNEXERCISABLE(2)
                               ----                                  -------------------------     ----------------
David R. Parker....................................................        17,663/78,987            39,742/177,721
Thomas C. Highland.................................................         9,188/53,312            20,673/119,952
Daniel J. Adzia....................................................         4,500/33,000             10,125/74,250
William F. Evans...................................................         4,500/33,000             10,125/74,250
John E. Foley......................................................         3,000/22,000              6,750/49,500

----------------
(1)   No options were exercised in 1996.

(2) Options are "in-the-money" if the fair market value of the underlying securities exceeds the exercise price of the options. The amounts set forth represent the difference between the closing price of the Company's Class A Common Stock on the Nasdaq National Market at December 28, 1996 of $12 1/4 per share and the exercise price of the option multiplied by the applicable number of options.

EMPLOYMENT AGREEMENTS

      The Company has entered into employment agreements (each an "Employment Agreement") with each of Messrs. David R. Parker, Thomas C. Highland, Daniel J. Adzia, Paul A. Garcia de Quevedo, Dennis T. Andruskiewicz and John E. Foley (each an "Employee"). Each Employment Agreement provides that the Employee will receive an annual salary (subject to increase at the discretion of the Board of Directors), a cash bonus calculated in accordance with the Company's management bonus or incentive compensation plan in effect from time to time and certain benefits. The term of each Employment Agreement is three years (one year in the case of Mr. Andruskiewicz), with automatic one year extensions unless terminated earlier by the Company or the Employee upon prior written notice. In the event that the Company terminates the Employee's employment for disability or without cause, the Employee is entitled to receive his salary, a pro rata portion of the actual incentive payment that he would have received under the management incentive plan for the year in which termination occurs and all other benefits in effect for senior management employees at the time of termination ("Termination Benefits") for a period of one year from the date of termination, except in the cases of Messrs. Highland and Adzia. In the event that the Company terminates Mr. Highland's employment for disability or without cause, he is entitled to receive payment in an amount equal to 150% of the sum of the Termination Benefits for a period of eighteen months from the date of termination. In the event that the Company terminates Mr. Adzia's employment for disability or without cause, he is entitled to receive 100% of the Termination Benefits for a period ending on the later of April 1, 1998 and eighteen months from the date of termination. If the Company terminates the Employee's employment, including Messrs. Highland or Adzia, for any other reason, the Employee is entitled to receive the Termination Benefits through the date of termination. Each Employee is also subject to a one-year covenant not to compete effective upon termination of employment for any reason, except in the cases of Messrs. Highland (eighteen months) and Adzia (terminating on the later of April 1, 1998 and eighteen months from the date of termination).

      The initial terms of the Employment Agreements with Messrs. Parker and Highland commenced on July 1, 1992. Such agreements currently expire on July 1, 1998, subject to automatic one-year renewals unless either the Company or the Employee gives notice of termination by January 1 prior to the date of expiration. Pursuant to their Employment Agreements, Messrs. Parker and Highland are each to receive base salary at the rate of $450,000 for 1997, with increases in subsequent years at the discretion of the Board of Directors. In addition, each is entitled to receive an annual cash bonus calculated in accordance with the Company's management bonus or incentive compensation plan in effect from time to time and certain benefits, including an automobile allowance of $1,500 per month. Pursuant to agreements with Onex, Messrs. Parker and Highland received consulting fees from Onex in the following amounts:

(i) $87,500 in 1996, $150,000 in 1995 (including amounts actually paid in 1996) and $100,000 in each of 1994 and 1993 in the case of Mr. Parker, and (ii) $87,500 in 1996 and $100,000 in each of 1995 and 1994 in the case of Mr. Highland. Such consulting arrangements were terminated upon completion of the Company's initial public offering in November 1996, and, in consideration therefor, the base salary payable to Messrs. Parker and Highland was increased to the rates specified above. See "Summary Compensation Table."

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The Compensation and Nominating Committee, which currently consists of Messrs. Johnson, Melman and Parker, was formed in July 1996. The Equity Compensation Committee, which currently consists of Messrs. Carpenter, Johnson and Styles, was formed in September 1996. Prior to the formation of the Compensation and Nominating Committee, compensation decisions were made and approved by the Company's Board of Directors.

      In January 1996, the Company completed the sale of 61,500 shares of Common Stock in the aggregate to certain officers and management employees of the Company at a purchase price of $10.00 per share. In May 1995, the Company completed the sale of 208,500 shares of Common Stock in the aggregate to certain directors, officers and management employees of the Company at a purchase price of $10.00 per share. During 1994, the Company sold 6,900 shares of Common Stock in the aggregate to certain officers and directors of the Company at a purchase price of $11.00 per share. During 1993, the Company sold 125,600 shares of Common Stock in the aggregate to certain directors, officers and employees of the Company at a purchase price of $11.00 per share. Of these shares, the number of such shares purchased by each director of the Company who currently is a member of either the Compensation and Nominating Committee or the Equity Compensation Committee and who purchased shares during such periods, and the aggregate amount of the purchase price financed through Company-guaranteed loans, is set forth below:

      DIRECTOR                            NUMBER OF SHARES    AMOUNT FINANCED
David R. Parker..........................        143,300        $400,000
Michael Carpenter........................         18,200              --
C. Lee Johnson...........................          4,500              --
R. Geoffrey P. Styles....................          4,500              --


      The aggregate amount of such loans guaranteed by the Company as of December 28, 1996 was $3.3 million. The shares of Common Stock purchased were pledged to the Company as collateral for the Company's guaranty. Effective as of March 21, 1997, the lender released the Company from its guaranty (other than with respect to the loans to Messrs. Adzia, Evans and Andruskiewicz) and took a pledge of such shares as security for the loans. After giving effect to such release, the Company remains liable under its guaranty for an aggregate of $1.1 million. All of such shares are subject to the Shareholders Agreements (as defined herein). Pursuant to the Shareholders Agreements, if a shareholder defaults on such indebtedness, the Company has the option to purchase shares pledged to the Company at a purchase price equal to 85% of fair market value at the time of purchase, reduced by the amount of the outstanding indebtedness secured by the shares. See "Certain Transactions."

OPTION PLANS

      Amended Management Option Plan (1995). The Amended Management Option Plan
(1995) (the "1995 Option Plan") provides for the grant of "non-qualified stock options" ("NQSO's") to management employees of the Company ("1995 Employee Participants") at the time that such employees purchase Common Stock of the Company. Options granted under the 1995 Option Plan have an exercise price equal to the price at which the 1995 Employee Participant purchased such stock. Options are exercisable for shares of Class B Common Stock. The 1995 Option Plan provides for it to be administered by the Board of Directors of the Company or a committee thereof, and currently is administered by the Equity Compensation Committee (the "Committee"). Options granted under the 1995 Option Plan are not transferrable or assignable.

      Options vest according to the following schedule: ten percent at the end of years 1995 through 1999, with the remaining 50% vesting at the end of such five-year period. Options granted under the 1995 Option Plan remain exercisable until December 31, 2000. In the event the Company sells substantially all of its assets or all of the Company's or any of its principal subsidiaries' shares of Common Stock in a transaction in which the consideration is principally other than common stock and results in Onex earning certain specified rates of return on its initial purchase of Common Stock, then all unexercised options under the 1995 Option Plan with respect to periods not yet ended are deemed earned and exercised immediately prior to the date the triggering transaction closes.

      The 1995 Option Plan terminates on the earlier of (i) December 31, 2000 and (ii) the sale of all of the Common Stock owned by Onex, the sale of all of the issued and outstanding stock of the Company or the sale of all or substantially all of the assets of a subsidiary of the Company.

      At December 28, 1996, options to purchase 348,450 shares of Class B Common Stock were outstanding. No additional options will be granted under the 1995 Option Plan.

      1996 Stock Option Plan. Prior to completion of the Company's initial public offering in November 1996, the Board of Directors and stockholders of the Company approved the 1996 Stock Option Plan (the "1996 Option Plan"). The Company has reserved 550,000 shares of Class B Common Stock for issuance upon exercise of options granted under the 1996 Option Plan. At December 28, 1996, options to purchase 358,000 shares of Class B Common Stock were outstanding, all of which were granted immediately prior to completion of the Company's initial public offering at an exercise price equal to the initial public offering price of $14 per share.

      Pursuant to the 1996 Option Plan, executive officers and key employees of the Company are eligible to receive awards of stock options. The 1996 Option Plan provides for the award of NQSO's only. The 1996 Option Plan is administered by the Committee. Subject to the provisions of the 1996 Option Plan, the Committee determines when and to whom awards are granted, and the number of shares covered by each award. The Committee may interpret the 1996 Option Plan and may at any time adopt such rules and regulations for the 1996 Option Plan as it deems advisable. In addition, the Committee may cancel or suspend awards. Options granted under the 1996 Option Plan are not transferable or assignable, other than upon death.

      The exercise price for options granted under the 1996 Option Plan is at least 100% of the fair market value of a share of Class B Common Stock on the date of grant. Options vest ratably on each of the first four anniversaries of the date of grant. However, notwithstanding such vesting, no option becomes exercisable until the earlier of (i) the date on which the Market Value of the Class B Common Stock is at least 25% greater than the exercise price of such option and (ii) the eighth anniversary of the date of grant. "Market Value" of the Class B Common Stock is determined by taking the average closing price of the Class A Common Stock on the Nasdaq National Market or the principal securities exchange on which the Common Stock is listed for the five consecutive trading days immediately preceding the applicable date. Subject to the foregoing, vested options may be exercised for a period of up to 10 years from the date of grant.

      The Committee may provide for the payment of the option price in cash, by delivery of other Common Stock having a fair market value equal to the exercise price, by a combination thereof or by such other manner as the Committee shall determine, including a cashless exercise procedure.

      The Board of Directors may at any time and from time to time suspend, amend, modify or terminate the 1996 Option Plan; provided, however, that, to the extent required by Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") or any other law, regulation or stock exchange rule, no such change shall be effective without the requisite approval of the Company's stockholders. In addition, no such change may adversely affect any award previously granted, except with the written consent of the grantee.

      No options may be granted under the 1996 Option Plan after the tenth anniversary of the approval of the 1996 Option Plan.

DEFINED CONTRIBUTION PLANS

      401(k) Plan. The Company maintains the Retirement Advantage Plan (formerly known as the Associates' Saving Plan) (the "401(k) Plan"), a defined contribution retirement plan with a cash or deferral arrangement as described in
Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"). The 401(k) Plan is intended to be qualified under Section 401(a) of the Code. All regular employees who are at least 21 years old, work at least 1,000 hours a year and are not excluded by a bargaining agreement are eligible to participate in the 401(k) Plan. The 401(k) Plan provides that each participant may make pre-tax elective contributions from 1% to 15% of his or her compensation, subject to statutory limits. The Company contributes to the 401(k) Plan (i) 2% of an eligible employee's compensation, and (ii) fifty cents for every dollar contributed by the employee up to the first 6% of an eligible employee's compensation. All contributions made by participants are fully vested and are not subject to forfeiture. A participant vests in any contributions made by the Company at a rate of 25% for each year of service. Each participant's entire 401(k) account is distributed to the participant or his or her beneficiary, without regard to vesting, upon retirement, death, disability, or termination of employment with the Company after the completion of four years of service. The trustee under the 401(k) Plan, at the direction of each participant, invests the assets of the 401(k) Plan in a number of investment options.

      Supplemental Executive Retirement Plan. The Code imposes certain limitations on the amount of contributions that an employee can make in any year to the 401(k) Plan, and the amount of Company contributions that can be made for an employee. In addition, the Code limits the amount of an employee's annual compensation that can be taken into account in computing benefits ($150,000 for 1996 and $160,000 for 1997). The Company intends to adopt a nonqualified supplemental executive retirement plan (the "SERP") pursuant to which it will pay each of the four highest-paid officers (and such other participating employees as may be designated) an amount out of its general assets intended to be substantially equal to the difference between the amount that, in the absence of the Code limitations, would have been allocated to such employee's 401(k) Plan account and the amount actually allocated. In general, a participating employee will be entitled to a distribution from the SERP at the same time that such employee receives a distribution from the 401(k) Plan. The 401(k) Plan utilizes a calendar year, and the Company intends to make the SERP effective for allocations on or after July 1, 1992.

      Money Purchase Plan. Prior to December 31, 1996, the Company maintained the Money Purchase Plan for Former NAD Salaried Employees (the "Money Purchase Plan"), a defined contribution retirement plan with a cash or deferral arrangement, as described in Section 401(a) of the Code. All salaried employees of the Company who were former salaried employees of Martin-Brower immediately preceding the acquisition of NAD by the Company and either participated in a defined contribution plan or completed two years of service with the Company were eligible to participate in the Money Purchase Plan. As of December 28, 1996, 302 employees participated in the Money Purchase Plan. All contributions were made by the Company. The Company contributed an amount equal to 10% of each eligible employee's compensation, subject to statutory limits. All contributions made by the Company were fully vested with the participant and not subject to forfeiture. The Money Purchase Plan was terminated effective December 31, 1996. The Company intends to distribute all Money Purchase Plan assets to participants, subject to the prior approval of the Internal Revenue Service.

PENSION PLANS

      ProSource Distribution Services Salaried Defined Benefit Plan (the "Salaried Pension Plan"), ProSource Distribution Services Hourly Defined Benefit Plan (the "Hourly Pension Plan") and ProSource Distribution Services Pension Plan for Former NAD Hourly Employees (the "NAD Pension Plan"; and together with the Salaried Pension Plan and Hourly Pension Plan, each a "Pension Plan") are tax-qualified defined benefit pension plans. The Salaried Pension Plan and Hourly Pension Plan cover all of the Company's salaried and hourly employees, respectively, who have been employed with the Company for at least one year, subject to certain exceptions. The NAD Pension Plan covers (i) former NAD employees who participated in the Martin-Brower pension plan and were employed by the Company by September 30, 1995 and (ii) every other former NAD employee who completes one year of service for the Company and is compensated on an hourly or mileage basis. Each Pension Plan is funded through a tax-exempt trust into which contributions are made as necessary based on actuarial funding analysis. The Company's funding policy is to contribute an amount not less than the minimum funding requirements under the Code, nor more than the maximum deductible amount for income tax purposes.

      Each Pension Plan provides for the payment of benefits upon retirement, early retirement, death, disability and termination of employment. All benefits become fully vested after five years of service. Benefits under the Salaried Pension Plan and NAD Pension Plan are determined under a formula based on a participant's compensation and credited service. Benefits under the Hourly Pension Plan are determined under a formula based solely on a participant's credited service. Participants may elect from several optional forms of benefit distribution.

                           SALARIED PENSION PLAN TABLE

                                          YEARS OF CREDITED SERVICE
       FINAL AVERAGE                      -------------------------
    COMPENSATION (5 YEARS)     15         20         25         30          35
    ----------------------     --         --         --         --          --
          $125,000           $29,471    $39,295    $49,199    $58,943    $58,943
           150,000            35,721     47,628     59,536     71,443     71,443
           175,000            35,721     47,628     59,536     71,443     71,443
           200,000            35,721     47,628     59,536     71,443     71,443
           225,000            35,721     47,628     59,536     71,443     71,443
           250,000            35,721     47,628     59,536     71,443     71,443
           300,000            35,721     47,628     59,536     71,443     71,443
           400,000            35,721     47,628     59,536     71,443     71,443
           450,000            35,721     47,628     59,536     71,443     71,443
           500,000            35,721     47,628     59,536     71,443     71,443
           550,000            35,721     47,628     59,536     71,443     71,443

      The Named Executive Officers have been credited with the following years of service under the Salaried Pension Plan: David R. Parker -- 4.5; Thomas C. Highland -- 8.6; William F. Evans-- 1.4 and John E. Foley -- 2.7. Daniel J. Adzia does not participate in the Salaried Pension Plan. The Salaried Pension Plan defines "compensation" as cash remuneration to an employee for services rendered, constituting an employee's salary, bonus, commissions and contributions to any Company cafeteria plan or cash or deferred arrangement made by the employee through pre-tax deductions, and credits compensation only up to the limit of covered compensation under Section 401(a)(17) of the Code. The covered compensation, as determined under the Salaried Pension Plan, is, in the aggregate, not substantially different than the amount reflected in the Annual Compensation column of the Summary Compensation Table set forth above. The estimates of annual retirement benefits reflected in the above table are based on payment in the form of a straight-life annuity and are not subject to any deduction for Social Security or other offset amounts.

      Monthly normal retirement benefits under the Hourly Pension Plan are determined by taking the product of the participant's years of credited service (up to a maximum of 30 years) and $20. Monthly normal retirement benefits under the NAD Pension Plan are equal to 1 3/4% of the participant's covered compensation for each one-year period of credited service divided by 12.

      The Pension Plans were terminated effective February 15, 1997 and all benefit accruals were frozen as of December 31, 1996.

COMPENSATION COMMITTEES REPORT

      As a publicly-held company, ProSource is strongly committed to maximizing stockholder value through growth of its business and superior financial performance. Thus, the compensation objective of the Company is to ensure that the executive compensation program is adequate both to attract, retain and motivate experienced and qualified individuals and to provide significant incentives that are directly linked to the Company's financial performance and increases in stockholder value, as measured by the Company's stock price.

      The Board of Directors has established a Compensation and Nominating Committee and an Equity Compensation Committee (collectively, the "Compensation Committees"). The Compensation and Nominating Committee is responsible for reviewing and approving all non-equity based compensation arrangements for officers of the Company. The Equity Compensation Committee is responsible for reviewing and approving all equity based compensation arrangements for officers of the Company and for administering the Company's option plans. The Compensation Committees approve the compensation of the Chief Executive Officer, the Chairman of the Board and other executive officers, including the other Named Executive Officers, after consideration of compensation policies and practices of other companies and consultations with outside compensation consultants.

      There are three primary components to the executive compensation program:
(1) base salary, (2) incentive compensation, and (3) equity based compensation.

Base Salary

      In setting base salaries, consideration is given to competitive market pay practices for base salaries paid to senior executives with comparable qualifications, experience and responsibilities. The objective is to establish a basic level of compensation that is adequate to attract and retain experienced and qualified individuals, and to recognize their contributions and increased responsibilities through time. The individual salaries of executive officers are reviewed annually by the Compensation and Nominating Committee.

Incentive Compensation

      Incentive compensation is designed to specifically relate executive pay to individual and Company performance. Bonuses under the Company's incentive compensation plans provide financial rewards for achievement of specified business results and the attainment of objectively measured personal performance goals. The Chief Executive Officer makes recommendations regarding the incentive compensation of the Company's other executive officers, including the other Named Executive Officers, and the Compensation and Nominating Committee reviews and approves the final compensation for these executives, and for the Chief Executive Officer and the Chairman of the Board. Bonuses are paid after the end of the fiscal year if the individual remains in the employ of the Company. In the case of executive officers, no incentive bonuses are paid unless an annual Company profitability target is achieved. In 1996, such target was not achieved and, accordingly, no such bonuses were paid.

Equity Based Compensation

      Long-term incentive compensation is tied to gains realized from the ownership of the Company's Common Stock. The Compensation Committees believe that stock ownership and options provide incentives to executives by giving them a strong economic interest in maximizing stock price appreciation, thereby aligning their interests with those of the Company's stockholders. All executive officers are stockholders of the Company. Pursuant to the 1995 Option Plan, acquisition of Class B Common Stock by executive officers was accompanied by a grant of non-qualified stock options for an additional one-half the number of shares purchased at an exercise price equal to the purchase price of such shares. Such options become exercisable through 1999 and expire in the year 2000. See "Option Plans -- Amended Management Option Plan (1995)." Pursuant to the 1996 Option Plan, the Company granted an award of non-qualified stock options to officers and other key personnel in November 1996 concurrent with the Company's initial public offering. See "Option Plans -- 1996 Stock Option Plan." The aggregate number of shares reserved for the stock option program and the individual stock option awards were determined after consultation with the Company's compensation and financial consultants. Individual awards are based primarily on the employee's level of responsibility in the Company. The Equity Compensation Committee has no plans to grant restricted shares, stock appreciation rights or options that have an exercise price less than the fair market value of the stock on the date of grant. It is anticipated that additional grants of stock options will be made in the future.

Compensation of the Chief Executive Officer and Chairman of the Board

      The base salary, incentive compensation and the equity based compensation for Mr. Highland, Chief Executive Officer, and Mr. Parker, Chairman of the Board, are determined by the Compensation Committees substantially in conformity with the policies previously described above for all other executives of the Company.

      The Company entered into employment agreements with Messrs. Highland and Parker upon the formation of the Company on July 1, 1992. These agreements, which are renewable annually, provide for certain benefits in the event of termination. The employment agreements for Messrs. Highland and Parker were amended in 1996 to increase each of their base salaries to $425,000 and $450,000 for 1996 and 1997, respectively. Previously, Messrs. Highland and Parker were each paid a base salary of $300,000 and were entitled to receive consulting fees from Onex, which arrangement was terminated effective with the Company's initial public offering. See "Employment Agreements".

      Messrs. Highland and Parker are eligible to receive incentive compensation bonuses subject to Board discretion upon the achievement of both personal and Company profitability objectives. In 1996, the Company paid bonuses of $150,000 to Mr. Highland and $150,000 to Mr. Parker in consideration for substantially achieving the 1995 performance targets. No incentive bonuses have been or will be paid for 1996 performance because actual profitability did not exceed the targeted levels. Messrs. Highland and Parker were each granted stock options to purchase 25,000 shares of Class B Common Stock at $14.00 per share concurrent with the Company's initial public offering.

Compliance with Internal Revenue Code Section 162(m)

      Section 162(m) of the Code generally disallows a deduction to publicly traded companies to the extent of compensation in excess of $1 million paid to a chief executive officer or to any of the four other most highly compensated executive officers. The Company has not yet adopted a policy under Section 162(m) as compensation paid to any executive has not exceeded the $1 million threshold and it does not expect such compensation to exceed such threshold in 1997.

Employee Stock Ownership

      The Compensation Committees endorse the concept that directors and executive officers, individually, and as a group, should have a significant ownership stake in the Company. Moreover, the Compensation Committees support reasonable policies that encourage ownership of Company stock at all levels of employment. Consequently, this Proxy Statement includes proposals to adopt a new directors stock option plan and an employee stock purchase plan.

BY THE

COMPENSATION AND
NOMINATING COMMITTEE:               EQUITY COMPENSATION COMMITTEE:

C. Lee Johnson                      Michael Carpenter
Anthony R. Melman                   C. Lee Johnson
David R. Parker                     R. Geoffrey P. Styles

STOCKHOLDER RETURN PERFORMANCE GRAPH


The following graph compares the cumulative total stockholder return (assuming reinvestment of dividends) on the Company's Common Stock to the Standard & Poors 500 and the Standard & Poors Distributors (Food and Health) indices from November 12, 1996, the date on which the Company's Class A Common Stock was first traded on the Nasdaq National Market, through December 28, 1996, the last day of the Company's fiscal year. The graph assumes that the value of the investment in the Company's Common Stock and in each index was $100 on November 12, 1996. The Company has not paid any cash dividends on its Common Stock since its inception, and the Company does not anticipate declaring or paying cash dividends on the Common Stock in the foreseeable future. The stockholder return performance graph below is not necessarily indicative of future performance.




[THE FOLLOWING TABLE WAS PRESENTED IN BOTH CHART AND TABLULAR FORM IN THE PRINTED MATERIAL]

-------------------------------------------------------------------------------
                                                    11/12/1996*       12/28/96
-------------------------------------------------------------------------------
ProSource, Inc..................................     $     100       $      88
-------------------------------------------------------------------------------
Standard & Poors 500............................     $     100       $     102
-------------------------------------------------------------------------------
Standard & Poors Distributors (Food & Health)...     $     100       $      96
-------------------------------------------------------------------------------
*   Date trading of ProSource, Inc. Class A Common Stock commenced following initial public offering.
-------------------------------------------------------------------------------

                                 PROPOSAL 2:
                                PROSOURCE, INC.
                       1997 DIRECTORS STOCK OPTION PLAN

      The stockholders are being asked to approve the 1997 Directors Stock Option Plan (the "Directors Plan"). Unless contrary instructions are set forth in the proxy card, it is intended that the persons named in the proxy will vote all shares of Common Stock represented by the proxy for the adoption of the Directors Plan.

      The Directors Plan was adopted by the Board of Directors on March 24, 1997, subject to stockholder approval. The purposes of the Directors Plan are to promote a greater identity of interests between the Company's outside directors and its stockholders, and to attract and retain outside directors by affording them an opportunity to share in the future successes of the Company. Only outside directors (i.e., directors who are not officers or employees of the Company or Onex) of the Company are eligible to participate. Currently, three members of the Board of Directors (Messrs. Carpenter, Johnson and Styles) would be eligible to participate in the Directors Plan.

      The duration of the Directors Plan is ten years. The number of shares of Class A Common Stock available for use in the Directors Plan is 100,000, subject to appropriate adjustments by the Committee in the event of certain changes in the outstanding shares of Class A Common Stock by reason of a stock dividend or split, combination, recapitalization or reclassification of Class A Common Stock. As of February 28, 1997, the closing price for the Company's Class A Common Stock on the Nasdaq National Market was $12.75 per share.

      Each outside director who, in any plan year, files with the Company an irrevocable election concerning such director's annual retainer fee (currently $14,000) to be earned in the next year, may receive in lieu of all or any portion of such fee (but only in increments of 25% or a multiple thereof) as so designated by the outside director, a stock option exercisable for a number of shares of Class A Common Stock equal to the amount of such fee divided by $4.00 (or, if so designated by the director, such lesser number of shares equal to such amount multiplied by the percentage of fees elected to be exchanged). The exercise price for such stock option will be equal to $4.00 per share below the Fair Market Value of a share of Class A Common Stock on the date of grant; provided, however, that in no event shall the exercise price of such Stock Option be less than 50% of the Fair Market Value of a share of Class A Common Stock on the date of the grant. With respect to fees payable in the first year following effectiveness of the Plan, the election to receive a stock option in lieu of fees may be made at any time prior to such effectiveness. "Fair Market Value" is defined as the average closing price of a share of Class A Common Stock on the Nasdaq National Market (or such other exchange on which shares of Class A Common Stock are listed) for the five trading days immediately preceding the applicable date.

      The date of grant of a stock option shall be the date of the annual meeting of stockholders of the Company. A stock option shall vest and be exercisable on the day prior to the date of the next annual meeting of stockholders after the date of grant. In the event that a stock option grantee is not a member of the Board on the vesting date, any stock option which has not become vested and exercisable as of such time shall expire without vesting. Vested stock options may be exercised for 10 years from the date of grant.

      No amounts have been paid or granted pursuant to the Directors Plan, although outside directors have made irrevocable elections with respect to the fee payable in 1997, subject to stockholder approval of the Directors Plan. Of the three outside directors, Messrs. Carpenter, Johnson and Styles have elected to receive 0%, 100% and 100%, respectively, of their annual retainer fee for 1997 in stock options.

      In connection with an outside director's termination of membership on the Board of Directors, any stock options held by such director pursuant to the Directors Plan shall terminate (i) 12 months after termination due to death or disability, (ii) immediately upon termination in the event of termination for cause and (iii) three months after termination for any other reason.

      The Directors Plan may be administered by the Board of Directors or any committee designated by the Board of Directors, except that no changes may be made with respect to the eligibility of participants, or the timing, pricing or amount of any grants or awards. The Directors Plan will be administered by the Committee.

      Directors making an irrevocable election to receive stock options in lieu of cash fees will be taxed at the time of exercise on the difference between the exercise price and the value of the stock. The tax basis of stock received in an option exercise will be the market value at the time of exercise. The Company may deduct as compensation the same amount the director must recognize as income. Stock held for at least one year will be treated as a capital gain or loss upon sale.

      The Directors Plan offers only the ability for certain directors to receive their fees in the form of options instead of cash. Therefore, the benefits to be realized upon exercise of the stock options are not presently determinable.

      The Plan may be amended by the Board of Directors; provided, however, that approval of the stockholders is required to (i) materially increase the benefits accruing to participants under the Directors Plan, (ii) materially increase the number of securities which may be issued under the Directors Plan or (iii) materially modify the requirements as to eligibility for participation in the Directors Plan. The Directors Plan may be terminated at any time by the Board of Directors or by the approval of the stockholders.

      The Plan contains provisions designed to preserve for directors the benefits of grants in the event of a Change of Control (as defined in the Plan). Upon a Change of Control any unvested option shall vest. A director may surrender any option and receive cash equal to the excess of the Change of Control Price (as defined in the Plan) over the exercise price.

      A copy of the Directors Plan, as proposed for approval, is attached to this Proxy Statement as Annex A and should be read in its entirety by stockholders.

      Approval of the Directors Plan requires the affirmative vote of a majority of the votes cast by the holders of the Common Stock present or represented, and entitled to vote, at the Annual Meeting.

      The Board of Directors believes that the adoption of the Directors Plan is in the best interest of the Company and its stockholders. THE BOARD OF DIRECTORS THEREFORE RECOMMENDS A VOTE FOR THE ADOPTION OF THE DIRECTORS PLAN AND IT IS INTENDED THAT THE PROXIES NOT MARKED TO THE CONTRARY WILL BE SO VOTED.

                                 PROPOSAL 3:
                                PROSOURCE, INC.
                       1997 EMPLOYEE STOCK PURCHASE PLAN

      The stockholders are being asked to approve the ProSource, Inc. 1997 Employee Stock Purchase Plan (the "Employee Plan"). Unless contrary instructions are set forth in the proxy card, it is intended that the persons named in the proxy will vote all shares of Common Stock represented by the proxy for the adoption of the Employee Plan.

      The Employee Plan was adopted by the Board of Directors on March 24, 1997, subject to stockholder approval. The purpose of the Employee Plan is to permit eligible employees to purchase Class A Common Stock, through payroll deductions, at a specified percentage of the fair market value of the Class A Common Stock. It is intended that the Employee Plan qualify as an employee stock purchase plan under Section 423 of the Code. The Board of Directors believes that the adoption of the Employee Plan will provide an important incentive to employees of the Company by allowing them to purchase Class A Common Stock at a discount from fair market value and will result in an increase in employee ownership of the Company's Class A Common Stock, giving such employees a greater interest in the continued growth of the Company.

      The Employee Plan will be administered by the Committee. Subject to the express provisions of the Employee Plan, the Committee, by majority action thereof, is authorized to interpret and prescribe, amend and rescind rules relating to the Employee Plan and to make all other determinations necessary or advisable for the administration of the Employee Plan.

      Up to 300,000 shares of Class A Common Stock are available to be purchased under the Employee Plan, subject to appropriate adjustments by the Committee in the event of certain changes in the outstanding shares of Class A Common Stock by reason of a stock dividend or split, combination, recapitalization or reclassification of Class A Common Stock. The shares sold under the Employee Plan may consist of authorized but unissued Class A Common Stock or treasury stock not reserved for any other purpose.

      The Employee Plan generally operates on the basis of a 12-month period beginning July 1 of each year (each a "Plan Year"), with the first Plan Year commencing July 1, 1997. With respect to any Plan Year, all employees of the Company and its participating subsidiaries (including officers and directors who are also employees) who have been employed continuously for at least three months prior to July 1 of such Plan Year, other than those employees whose customary employment is 20 hours or less per week or not more than five months during any calendar year (approximately 3,850 employees as of the date of this Proxy Statement), are eligible to participate in the Employee Plan. For the first Plan Year, any otherwise eligible employee, who is an employee on June 1, 1997 is eligible to participate in the Employee Plan and may elect to become a participant effective as of July 1, 1997. Thereafter, any employee eligible to participate on any June 1 of any subsequent year during effectiveness of the Employee Plan may elect to participate as of July 1 of such year. No eligible employee may be granted the right to purchase Class A Common Stock under, or otherwise participate in, the Employee Plan if after the purchase such employee would own (or have the right to purchase) stock of the Company possessing 5% or more of the total combined voting power or value of all classes of capital stock of the Company.

      An eligible employee electing to participate in the Employee Plan may contribute funds for the purchase of Class A Common Stock under the Employee Plan by directing his or her employer to withhold (in increments of 1%) not less than 1% and not more than 15% of his or her Base Earnings (as defined in the Employee Plan). A participant may elect to reduce (but not increase) the amount of rate of withholding for any Plan Year as set forth in greater detail in the Employee Plan. Amounts withheld will be held by the participant's employer until the end of the Plan Year, and automatically applied to purchase Class A Common Stock unless refunded to the participant by written election or direction of such participant pursuant to the Employee Plan. Any such refund will include interest, if any, payable to the participant.

      Amounts withheld from (and not refunded to) a participant in the Employee Plan will be used to purchase Class A Common Stock as of the last business day of the Plan Year at a price equal to 85% of the Fair Market Value (as defined in the Employee Plan) of a share of Class A Common Stock on the first business day of such Plan Year. As soon as practicable after the close of the Plan Year, the Company shall issue and deliver to participants certificates representing the respective shares of Class A Common Stock purchased under the Employee Plan, at which time participants will have stockholder privileges with respect to such shares.

      No participant in the Employee Plan may purchase Class A Common Stock under the Employee Plan and all other employee stock purchase plans of the Company and any of its subsidiaries at a rate in excess of $25,000 in Fair Market Value of such stock (determined as of the first business day of the Plan Year with respect to which stock is granted) for each calendar year in which any such right to purchase stock granted to such participant is outstanding at any time. If a participant is not entitled to purchase Class A Common Stock under any such other plan during a Plan Year, the total number of shares purchased under the Employee Plan for the participant with respect to that Plan Year may not exceed (1) $25,000 divided by (ii) the Fair Market Value of a share of Class A Common Stock on the first day of such Plan Year.

      No shares of Class A Common Stock may be purchased by a participant with respect to a Plan Year if the participant's employment terminates prior to the end of such Plan Year. Any amount withheld from such participant's Base Earnings during such Plan Year will be repaid to the participant in cash, with interest, if any. If a participant dies at any time during a Plan Year, any amount withheld from such participant's Base Earnings will be repaid to the participant's personal representative in cash, with interest, if any. No right or interest of any participant in the Employee Plan is assignable, transferable or may be subject to any lien.

      The Board of Directors may at any time terminate, amend or modify the Employee Plan, provided that approval of stockholders is required to (i) increase the total amount of Class A Common Stock which may be offered under the Employee Plan (except for adjustments in the outstanding shares of Class A Common Stock by reason of a stock dividend or split, combination, recapitalization, or reclassification), (ii) withdraw the administration of the Employee Plan from the Committee or (iii) permit any member of the Committee to be eligible to participate in the Employee Plan.

      The Employee Plan will remain in effect until the earliest of (i) the date upon which the Board of Directors terminates the Employee Plan, (ii) the date upon which all Class A Common Stock subject to the Employee Plan has been purchased in accordance with the Employee Plan and (iii) June 30, 2002.

FEDERAL INCOME TAX CONSEQUENCES

      It is intended that the Employee Plan qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Code. The following is a summary description of the current federal income tax consequences of participation in the Employee Plan. The Company assumes no responsibility in connection with the income tax liability of any participant (or his or her beneficiary). No attempt has been made to deal with any of the special provisions that could be applicable to a particular situation. In addition, income taxation under state and local tax law may differ.

      A participant will not recognize any taxation due to his or her purchase of shares of Class A Common Stock under the Employee Plan until the disposal of those shares or his or her death, if earlier.

      A participant who does not dispose of shares of Class A Common Stock purchased under the Employee Plan before the later of two years from the date of grant of the right to purchase the shares or one year after the shares are purchased (the "Holding Period"), or who dies at any time while holding the shares, will recognize ordinary income in the year of disposition (or death) equal to the lesser of (a) the excess of the fair market value of the shares on the date of disposition (or death) over the purchase price actually paid by the participant, or (b) the excess of the fair market value of the shares on the first day of the Plan Year in which they were purchased by the participant over the purchase price (determined as if the shares were purchased on such first day). If the fair market value of the shares on the date of disposition or death does not exceed the purchase price, the participant will not recognize any ordinary income. If the Holding Period has been satisfied when the participant disposes of the shares, or the participant dies while holding the shares, the Company will not be entitled to any deduction in connection with the shares.

      A participant who disposes of shares of Class A Common Stock purchased under the Employee Plan before satisfying the Holding Period (a "Disqualifying Disposition") will recognize ordinary income in the year of disposition in an amount equal to the excess of the fair market value of such shares on the date they were purchased over the price paid by the participant. If a Disqualifying Disposition occurs, the Company generally will be entitled to a deduction at the same time and in the same amount as the participant who makes such a disposition is deemed to have recognized ordinary income.

      In all cases, a participant will have a tax basis in the shares of Class A Common Stock purchased under the Employee Plan equal to the purchase price of such shares, plus any amount that he or she must recognize as ordinary income at the time of the disposition of the shares, as described above. Therefore, if the amount realized by a participant on a disposition of the shares exceeds such basis, the excess will be capital gain, short or long term depending on how long the participant owned the shares. If the amount realized on a Disqualifying Disposition is less than the basis of the shares, the participant will have a capital loss, short or long term depending on how long the participant owned the shares.

      The Employee Plan has not yet been implemented and no shares of Class A Common Stock have been purchased thereunder.

ADDITIONAL INFORMATION

      A copy of the Employee Plan, as proposed for approval, is attached to this Proxy Statement as Annex B and should be read in its entirety by stockholders.

      Approval of the Employee Plan requires the affirmative vote of a majority of the votes cast by the holders of the Common Stock present or represented, and entitled to vote, at the Annual Meeting.

      The Board of Directors believes that the adoption of the Employee Plan is in the best interest of the Company and its stockholders. THE BOARD OF DIRECTORS THEREFORE RECOMMENDS A VOTE FOR THE ADOPTION OF THE EMPLOYEE PLAN AND IT IS INTENDED THAT THE PROXIES NOT MARKED TO THE CONTRARY WILL BE SO VOTED.

                                  PROPOSAL 4:
                   RATIFICATION OF THE APPOINTMENT OF KPMG
                   PEAT MARWICK LLP AS INDEPENDENT AUDITORS

      The stockholders are being asked to ratify the appointment of KPMG Peat Marwick LLP ("KPMG") as independent auditors for the Company for the fiscal year ending December 27, 1997. Unless contrary instructions are set forth in the proxy card, it is intended that the persons named in the proxy will vote all shares of Common Stock represented by the proxy for ratification of KPMG.

      On January 29, 1997, the Board of Directors of the Company appointed KPMG to serve as independent auditors for the fiscal year ending December 27, 1997, subject to stockholder approval. Such firm has served as the Company's independent auditors since June 30, 1992. Representatives of KPMG are expected to be present at the Annual Meeting and will be given the opportunity to make a statement if they so desire and to respond to appropriate questions.

      Ratification of KPMG as independent auditors requires the affirmative vote of a majority of the votes cast by the holders of the Common Stock present or represented, and entitled to vote, at the Annual Meeting.

      The Board of Directors believes that the ratification of KPMG as independent auditors for the fiscal year ending December 27, 1997 is in the best interest of the Company and its stockholders. THE BOARD OF DIRECTORS THEREFORE RECOMMENDS A VOTE FOR THE RATIFICATION OF KPMG AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 27, 1997 AND IT IS INTENDED THAT THE PROXIES NOT MARKED TO THE CONTRARY WILL BE SO VOTED.

                              SECURITY OWNERSHIP

      The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock at February 28, 1997 by (i) each person known to the Company to own beneficially more than 5% of any class of the Company's outstanding Common Stock, (ii) each director of the Company,
(iii) each Named Executive Officer of the Company, and (iv) all executive officers and directors of the Company, as a group. On that date 3,400,000 shares of Class A Common Stock and 5,930,856 shares of Class B Common Stock were outstanding. All information with respect to beneficial ownership has been furnished to the Company by the respective stockholders of the Company. Except as otherwise indicated in the footnotes, each beneficial owner has the sole power to vote and to dispose of all shares held by such holder.

                                      SHARES OF CLASS A           SHARES OF CLASS B            CLASS A AND B
                                        COMMON STOCK                COMMON STOCK              COMBINED VOTING
                                    BENEFICIALLY OWNED (1)      BENEFICIALLY OWNED (1)            POWER (2)
                                    ----------------------      ---------------------            ----------
       NAME                         NUMBER      PERCENTAGE      NUMBER     PERCENTAGE            PERCENTAGE
       ----                         ------      ----------      ------     ----------            ----------
Onex DHC LLC(3)
  421 Leader Street
  Marion, Ohio 43302..........      500,000        14.7%      4,951,242       83.5%                 79.8%
Onex Corporation(4)
  161 Bay Street
  Toronto, Ontario
  Canada......................      500,000        14.7       5,236,956       88.3                  84.3
Onex OMI LLC..................            -          -          285,714        4.8                   4.6
Onex Ohio LLC.................            -          -          379,242        6.4                   6.0
The Kaufman Fund, Inc.
  140 E. 45th Street, 43rd Floor
  New York, NY 10017..........      915,000        26.9               -         -                    1.5
Janus Capital Corporation
  100 Fillmore St., Suite 300
  Denver, CO 80206                  350,000        10.3               -         -                     *
David R. Parker(5)............          100          *          160,963        2.7                   2.3
Thomas C. Highland(5).........            -          -           84,188        1.4                   1.2
Daniel J. Adzia(5)............            -          -           49,500         *                     *
William F. Evans(5)...........            -          -           49,500         *                     *
John E. Foley(5)..............            -          -           33,000         *                     *
Gerald W. Schwartz(4).........      500,000        14.7       5,236,956       88.3                  84.3
Anthony R. Melman(6)..........            -          -                -         -                     -
Michael E. Treacy(5)..........            -          -           33,000         *                     *
Michael Carpenter.............            -          -           18,200         *                     *
Anthony Munk(6)...............            -          -                -         -                     -
C. Lee Johnson................            -          -            4,500         *                     *
R. Geoffrey P. Styles.........        1,000          *            7,300         *                     *
All directors and executive
  officers of the Company as a
  group (18 persons)..........      503,500        14.8       5,756,035       96.2                  91.8

----------------

* Less than 1%.

(1) Each share of Class B Common Stock is presently convertible at the option of the holder thereof into one share of Class A Common Stock. Any shares of Class B Common Stock transferred to a person other than an existing holder of Class B Common Stock or any affiliate thereof shall automatically convert into shares of Class A Common Stock upon such disposition. In addition, in the event that any employee of the Company holding Class B Common Stock ceases to be an employee for any reason, the shares of Class B Common Stock held by such employee shall automatically convert into shares of Class A Common Stock, unless transferred to Onex or another employee stockholder. All information in the table assumes that no shares of Class B Common Stock are converted into shares of Class A Common Stock.

(2) The column entitled "Class A and Class B Combined Voting Power Percentage" in the table shows the combined voting power of the votes attributable to Class A Common Stock (each share of which is entitled to one vote) and Class B Common Stock (each share of which is entitled to ten votes) of the holders thereof.

(3)   Onex DHC LLC's beneficial ownership of the Company's Common Stock includes
      (i) 500,000 shares of Class A Common Stock and 4,572,000 shares of Class B Common Stock beneficially owned directly by Onex

      DHC LLC and (ii) 379,242 shares of Class B Common Stock beneficially owned directly by Onex Ohio LLC, which Onex DHC LLC may be deemed to own beneficially as a result of its direct beneficial ownership of 74.9% of the equity of Onex Ohio LLC (clauses (i) and (ii) together referred to as the "DHC Shares").

(4) As the direct and indirect beneficial owner of approximately 99% of the equity of Onex DHC LLC, and the direct beneficial owner of 25.1% of the equity of Onex Ohio LLC, Onex Corporation may be deemed to own beneficially the DHC Shares. In addition, as the indirect beneficial owner of 100% of the equity of Onex OMI LLC, Onex Corporation may be deemed to own beneficially 285,714 shares of Class B Common Stock beneficially owned directly by Onex OMI LLC. Gerald W. Schwartz is the Chairman of the Board, President and Chief Executive Officer of Onex Corporation and the indirect holder of all the issued and outstanding shares of Multiple Voting Shares (defined below) of Onex Corporation, and therefore may also be deemed to own beneficially such shares of Common Stock.

(5) Includes shares of Class B Common Stock which the directors and executive officers have the right to acquire through the exercise of options within 60 days as follows: David R. Parker -- 17,663; Thomas C. Highland -- 9,188; Daniel J. Adzia -- 4,500; William F. Evans -- 4,500; John E. Foley -- 3,000; and Michael E. Treacy -- 3,000.

(6) Excludes shares in which Messrs. Melman and Munk have an indirect interest, with respect to which Mr. Schwartz, Onex Corporation and Onex DHC LLC share beneficial ownership.

      In addition, as of December 28, 1996, Messrs. Schwartz, Melman and Styles beneficially owned 14,639,639, 62,000 and 14,000 subordinate voting shares of Onex Corporation ("Subordinate Voting Shares"), respectively, representing 36.3% of the outstanding Subordinate Voting Shares in the case of Mr. Schwartz, and less than 1% of the outstanding Subordinate Voting Shares in the case of Messrs. Melman and Styles. All directors and executive officers of the Company as a group owned 14,715,639 Subordinate Voting Shares, representing 36.5% of the outstanding Subordinate Voting Shares. Subordinate Voting Shares beneficially owned includes shares which Messrs. Schwartz (400,000), Melman (62,000) and Styles (6,000) may have the right to acquire through the exercise of options within 60 days (the options become exercisable in the event that the average market price of the Subordinate Voting Shares exceeds the exercise price of the options (Cdn. $13.25) by at least 25%). Mr. Schwartz also beneficially owns 100,000 multiple voting shares of Onex Corporation ("Multiple Voting Shares"), representing all of the outstanding Multiple Voting Shares. All information with respect to beneficial ownership of Onex Corporation capital stock has been furnished by the respective stockholders of Onex Corporation. Subordinate Voting Shares carry one vote per share and as a class are entitled to 40% of the aggregate votes attached to all voting shares of Onex Corporation, to elect 40% of Onex Corporation's board of directors and to appoint the auditors. Multiple Voting Shares are entitled to elect 60% of Onex Corporation's board of directors and carry such number of votes in the aggregate as represents 60% of the aggregate votes attached to all voting shares of Onex Corporation.


                             CERTAIN TRANSACTIONS

SHAREHOLDERS AGREEMENTS

      Management Shareholders Agreement. The following is a summary of certain provisions of the Amended and Restated Management Shareholders Agreement, dated as of May 31, 1995, among the Company, Onex and certain officers and employees ("Management Shareholders") of the Company (the "Management Shareholders Agreement"). The following executive officers of the Company are party to the Management Shareholders Agreement: David R. Parker, Thomas C. Highland, Daniel
J. Adzia, William F. Evans, Paul A. Garcia de Quevedo, Maurice L. Ambler, Dennis
T. Andruskiewicz, Robert S. Donaldson, John E. Foley and John P. Gainor.

      The Management Shareholders Agreement governs, among other things, the manner and means by which Common Stock, or securities convertible into shares of Common Stock, held by the Management Shareholders may be transferred. Pursuant to such agreement, the transfer of shares of the Company's Common Stock, including shares received upon the conversion of options, by Management Shareholders is prohibited except (i) to immediate family members (or to trusts for the exclusive benefit of the transferor or his immediate family members),
(ii) to other Management Shareholders or management employees of the Company in cases of hardship or other unusual circumstances (with the approval of the Company's Board of Directors), subject to a right of first refusal in favor of the Company, or (iii) through the public markets, provided that such sales do not occur within 180 days of any public offering of Common Stock, that such sales during any 90-day period do not exceed the greater of (a) 500 shares of Common Stock and (b) 5% of the sum of the Management Shareholder's shares then held by him and the Management Shareholder's shares previously sold by him and that such sales do not exceed 50% of his shares in the aggregate, including shares previously sold, without the prior approval of the Board of Directors, subject to a right of first refusal in favor of the Company. If the Management Shareholder's employment terminates for any reason, pursuant to the Certificate of Incorporation, shares of Class B Common Stock held by such Management Shareholder shall automatically convert into Class A Common Stock, unless transferred to Onex or another Management Shareholder.

      The Management Shareholders Agreement provides the Management Shareholders with the option to participate on a pro rata basis with Onex in sales of Common Stock, and Onex with the right to compel participation of the Management Shareholders in sales of Common Stock by Onex, subject, in each case, to certain exceptions. In addition to the above-described provisions, the Management Shareholders Agreement contains provisions granting the Management Stockholders certain registration rights.

      The Management Shareholders Agreement terminates if Onex ceases to hold in the aggregate 20% of the outstanding voting capital stock of the Company or if another person or group holds in the aggregate a greater percentage of the outstanding voting capital stock of the Company than Onex.

      Director Shareholders Agreement. The following is a summary of certain provisions of the Director Shareholders Agreement, dated as of May 31, 1995, among the Company, Onex and certain directors ("Director Holders") of the Company (the "Director Shareholders Agreement" and, together with the Management Shareholders Agreement, the "Shareholders Agreements"). The following directors of the Company are party to the Director Shareholders Agreement: Michael E. Treacy, Michael Carpenter, C. Lee Johnson and R. Geoffrey P. Styles.

      The Director Shareholders Agreement governs, among other things, the manner and means by which Common Stock, or securities convertible into shares of Common Stock, held by the Director Holders at any time may be transferred. Pursuant to such Agreement, the transfer of shares of the Common Stock, including shares received upon the conversion of options, by Director Holders is prohibited except (i) to immediate family members (or to trusts for the exclusive benefit of the transferor or his immediate family members), or (ii) through the facilities of any securities exchange, provided that such sales do not occur within 180 days of any public offering of Common Stock.

      The Director Shareholders Agreement provides the Director Holders with the option to participate on a pro rata basis with Onex in sales of Common Stock, and Onex with the right to compel participation of the Director Holders in sales of the Common Stock by Onex, subject, in each case, to certain exceptions. In addition to the above-described provisions, the Director Shareholders Agreement contains provisions granting the Director Holders certain registration rights.

      The Director Shareholders Agreement terminates if Onex ceases to hold in the aggregate 20% of the outstanding voting capital stock of the Company or if another person or group holds in the aggregate a greater percentage of the outstanding voting capital stock of the Company than Onex.

ONEX MANAGEMENT FEES

      The Company paid Onex fees of $0.8 million, $0.8 million and $0.7 million for management services rendered in 1994, 1995 and 1996, respectively. In connection with the Company's initial public offering, Onex relinquished its right to receive such fee, in consideration for which Onex received $4.0 million payable in Class B Common Stock valued at $14 per share, the initial public offering price.

CERTAIN EQUITY OFFERINGS TO MANAGEMENT

      In January 1996, the Company completed the sale of 61,500 shares of Common Stock in the aggregate to certain officers and management employees of the Company at a purchase price of $10.00 per share. In May 1995, the Company completed the sale of 208,500 shares of Common Stock in the aggregate to certain directors, officers and management employees of the Company at a purchase price of $10.00 per share. During 1994, the Company sold 6,900 shares of Common Stock in the aggregate to certain officers and directors of the Company at a purchase price of $11.00 per share. During 1993, the Company sold 125,600 shares of Common Stock in the aggregate to certain directors, officers and employees of the Company at a purchase price of $11.00 per share. Of these shares, the number of such shares purchased by each executive officer and director of the Company who purchased shares during such periods, and the aggregate amount of the purchase price financed through Company-guaranteed loans, is set forth below:

EXECUTIVE OFFICER OR DIRECTOR              NUMBER OF SHARES  AMOUNT FINANCED
-----------------------------              ----------------  ---------------
David R. Parker...........................    143,300         $400,000
Thomas C. Highland........................     75,000          500,000
Daniel J. Adzia...........................     45,000          300,000
William F. Evans..........................     45,000          300,000
Paul A. Garcia de Quevedo.................     15,000          100,000
Maurice L. Ambler.........................      7,500           50,000
Dennis T. Andruskiewicz...................     13,000           75,000
Robert S. Donaldson.......................     20,400          150,000
John E. Foley.............................     30,000               --
John P. Gainor............................     15,000          100,000
Michael E. Treacy.........................     30,000          220,000
Michael Carpenter.........................     18,200               --
C. Lee Johnson............................      4,500               --
R. Geoffrey P. Styles.....................      4,500               --

      The aggregate amount of such loans guaranteed by the Company as of December 28, 1996 was $3.3 million. The shares of Common Stock purchased were pledged to the Company as collateral for the Company's guaranty. Effective as of March 21, 1997, the lender released the Company from its guaranty (other than with respect to the loans to Messrs. Adzia, Evans and Andruskiewicz) and took a pledge of such shares as security for the loans. After giving effect to such release, the Company remains liable under its guaranty for an aggregate of $1.1 million. All of the pledged shares are subject to the Shareholders Agreements. Pursuant to the Shareholders Agreements, if a shareholder defaults on such indebtedness, the Company has the option to purchase shares pledged to the Company at a purchase price equal to 85% of fair market value at the time of purchase, reduced by the amount of the outstanding indebtedness secured by the shares. See "Compensation Committee Interlocks and Insider Participation."

ONEX SUBORDINATED NOTES

      In connection with the financing of the acquisition of BKDS, the Company issued to Onex, a 10% convertible subordinated note due 2002, in the principal amount of $2.5 million (the "Onex Convertible Note"). In connection with the acquisition of NAD, the Company issued to Onex a 12% subordinated note due 2005 in the principal amount of $15 million (the "12% Subordinated Note") and a convertible subordinated note due 2005 in the principal amount of $3.5 million (the "Onex NAD Note"). Onex converted approximately $3.8 million in outstanding indebtedness under the Onex Convertible Note into 379,242 shares of Class B Common Stock immediately prior to completion of the Company's initial public offering in November 1996 based on the stated conversion price of $10.00 per share. The outstanding principal balance of $15 million and accrued interest of $1.1 million under the 12% Subordinated Note was prepaid using the proceeds of the offering. On February 1, 1996, Onex converted $0.8 million principal amount of the Onex NAD Note into 80,000 shares of the Common Stock and the remaining balance on such note of approximately $0.6 million plus accrued interest of $0.1 million was paid to Onex.

PURCHASE OF CLASS A COMMON STOCK BY ONEX

      Onex purchased for investment 500,000 shares of Class A Common Stock on November 15, 1996 in the Company's initial public offering at a price of $14 per share, the initial public offering price, and on the same terms and conditions as all other purchasers.


                           PROPOSALS OF STOCKHOLDERS

      Stockholders intending to submit proposals for presentation at the next annual meeting of the stockholders of the Company and inclusion in the Proxy Statement and form of proxy for such meeting should forward such proposals to Paul A. Garcia de Quevedo, Secretary, ProSource, Inc., 1500 San Remo Avenue, Coral Gables, Florida 33146. Proposals must be in writing and must be received by the Company prior to December 1, 1997. Proposals should be sent to the Company by certified mail, return receipt requested.

                                 OTHER MATTERS

DISCRETIONARY AUTHORITY

      At the time of mailing of this Proxy Statement, the Board of Directors was not aware of any other matters which might be presented at the meeting. If any matter not described in this Proxy Statement should properly be presented, the persons named in the accompanying proxy form will vote such proxy in accordance with their judgment.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who beneficially own more than ten percent of the Company's Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

      Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Form 5s were required for those persons, the Company believes that all filing requirements applicable to its officers, directors and greater than ten percent stockholders were complied with during the year ended December 28, 1996.

EXPENSES AND METHODS OF SOLICITATION

      The cost of solicitation, which will be undertaken by mail, telephone, personal contact or other means of communication, will be borne by the Company. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of proxy solicitation material to certain beneficial owners of the Company's Common Stock, and the Company will reimburse such forwarding parties for reasonable expenses incurred by them.

      The Company's regularly retained investor relations consultant, Corporate Communications, Inc., will assist in the solicitation of proxies from stockholders, and further solicitation may be undertaken by directors, officers and employees of the Company. Such persons will not be compensated for such services and will be reimbursed for out of pocket expenses.

      A COPY OF THE COMPANY'S MOST RECENT ANNUAL REPORT ON FORM 10-K WILL BE MADE AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO: PAUL A. GARCIA DE QUEVEDO, SECRETARY, PROSOURCE, INC., 1500 SAN REMO AVENUE, CORAL GABLES, FLORIDA 33146.

By the Order of the Board of Directors,


/s/ Paul A. Garcia de Quevedo

Paul A. Garcia de Quevedo
Secretary

March 31, 1997

                                                                       ANNEX A

                                PROSOURCE, INC.
                       1997 DIRECTORS STOCK OPTION PLAN


      SECTION 1. PURPOSE

      The purposes of the Plan are to assist the Company in (i) promoting a greater identity of interests between the Company's stockholders and its directors who are not employees of the Company or Onex, and (ii) attracting and retaining directors by affording them an opportunity to share in the future success of the Company.

      SECTION 2. DEFINITIONS

      "Act" shall mean the Securities Exchange Act of 1934, as amended.

      "Board" shall mean the Board of Directors of the Company.

      "Change of Control" shall mean the occurrence of any of the following events:

            (i) An acquisition, after the effective date of the Plan, by any individual, entity or group (within the meaning of Section 13(d) (3) or 14(d)(2) of the Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of 20% or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); excluding, however, the following: (1) any acquisition directly from the Company, other than an acquisition pursuant to the conversion, exchange or exercise, as the case may be, of options, warrants or other securities convertible into or exchangeable or exercisable for Common Stock or voting securities of the Company, unless the security being so converted, exchanged or exercised was itself acquired from the Company, (2) any acquisition by the Company,
      (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (4) any acquisition by any Person pursuant to a transaction which complies with clauses (1), (2) and (3) of subsection (iii) of this definition; or

            (ii) A change in the composition of the Board such that the individuals who, as of the effective date of the Plan, constitute the Board (such Board shall be hereinafter referred to as the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this definition, that any individual who becomes a member of the Board subsequent to such effective date, whose election or nomination for election by the Company's stockholders was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or

            (iii) The approval by the stockholders of the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Corporate Transaction"); excluding, however, any Corporate Transaction pursuant to which (1) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the then outstanding shares of Company Common Stock (the "Outstanding Company Common Stock") and Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the company resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (other than the Company, any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or such corporation resulting from such Corporate Transaction) will beneficially own, directly or indirectly, 20% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors except to the extent that such ownership existed with respect to the Company prior to the Corporate Transaction and (3) individuals who were members of the Incumbent Board will constitute at least a majority of the board of directors of the corporation resulting from such Corporate Transaction; or

            (iv) The approval by the stockholders of the Company of a complete liquidation or dissolution of the Company;

Notwithstanding the foregoing, so long as Onex Corporation and its affiliates beneficially own more than 50% of the combined voting power of the Outstanding Company Voting Securities, no Change of Control shall be deemed to have occurred.

      "Change of Control Price" shall mean the highest cash purchase price per share of Class A Common Stock paid in a Corporate Transaction.

      "Class A Common Stock" shall mean the Class A Common Stock, par value $0.01 per share, of the Company.

      "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations thereunder.

      "Common Stock" shall mean, collectively, the Company's shares of Class B Common Stock, par value $.01 per share, and Class A Common Stock.

      "Company" shall mean ProSource, Inc., a Delaware corporation.

      "Disability" shall mean any illness or other physical or mental condition of a Participant that renders the Participant incapable of performing his customary and usual duties as a director of the Company, or any medically determinable illness or other physical or mental condition resulting from a bodily injury, disease or mental disorder which is expected to be permanent and continuous in nature.

      "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations thereunder.

      "Fair Market Value" of a share of Class A Common Stock shall mean the average closing price of shares of the Class A Common Stock for the five trading days immediately preceding the applicable date on (i) the Nasdaq National Market, if the Class A Common Stock is then listed on such exchange, (ii) if the Class A Common Stock is not listed on the Nasdaq National Market, on the principal national stock exchange on which the Class A Common Stock is then listed or (iii) if not listed on any national exchange, as reported by NASDAQ. If the Class A Common Stock is not then listed on any national stock exchange or reported by NASDAQ, then the Fair Market Value shall be determined in any reasonable manner approved by the Committee.

      "Fees" shall mean the annual retainer fee payable to a Participant in connection with his or her service on the Board for any Plan Fiscal Year of the Company.

      "Onex" shall mean, collectively, Onex Corporation and its affiliates.

      "Participant" shall mean any person who has been granted a Stock Option under the Plan.

      "Plan" shall mean the ProSource, Inc. 1997 Directors Stock Option Plan.

      "Plan Fiscal Year" shall mean (i) the period beginning upon effectiveness of the Plan and ending on the December 31 immediately following and (ii) thereafter, each calendar year during which the Plan is effective.

      "Stock Option" shall mean a non-qualified stock option, which is further defined as any right to acquire Class A Common Stock which does not qualify as an "incentive stock option" as defined under the Code.

      SECTION 3. ELIGIBILITY

      Each member of the Board who is not an employee of the Company, any subsidiary of the Company or Onex.

      SECTION 4. SHARES SUBJECT TO THE PLAN

      The number of shares of Class A Common Stock which shall be available for use under the Plan shall be 100,000, subject to adjustment pursuant to Section 12 hereunder. The shares issued under the Plan may be authorized and unissued shares or issued shares heretofore or hereafter acquired and held as treasury shares.

      SECTION 5. DURATION OF PLAN

      Unless earlier terminated pursuant to Section 10 hereof, this Plan shall automatically terminate on, and no grants or elections may be made after December 31, 2007.

      SECTION 6. ADMINISTRATION

      The Plan shall be administered under the direction of the Board or any committee thereof so designated by the Board; provided, however, that the Board or any such committee shall have no authority to administer the Plan with respect to selection of Participants under the Plan or the timing, pricing or amounts of any grants.

      SECTION 7. STOCK OPTIONS IN LIEU OF FEES

      (a) Each Participant who, prior to the first day of any Plan Fiscal Year, files with the Company an irrevocable election (an "Election") concerning the Fees to be earned in such Plan Fiscal Year, may receive in lieu of all or any portion of such Fees (but, with respect to any such portion, only in increments of 25% or a multiple thereof (the "Election Percentage")), as so designated by the Participant, a Stock Option exercisable for a number of shares of Class A Common Stock equal to the Fees payable in such Plan Fiscal Year divided by $4.00 (or, if so designated by the Participant, such lesser number of shares equal to such amount multiplied by the Election Percentage). With respect to Fees payable in the Plan Fiscal Year in which the Plan becomes effective, the election to receive a Stock Option in lieu of Fees may be made at any time prior to such effectiveness. In the case of any Participant elected to the Board during a Plan Fiscal Year, such Participant's Election shall be filed with the Company prior to such Participant's election as a director.

      (b) The exercise price for such Stock Option shall be equal to $4.00 per share below the Fair Market Value of a share of Class A Common Stock on the date of grant; provided, however, that in no event shall the exercise price of such Stock Option be less than 50% of the Fair Market Value of a share of Class A Common Stock on the date of the grant.

      (c) The date of grant of a Stock Option pursuant to this Section 7 shall be the date of the annual meeting of stockholders of the Corporation.

      (d) A Stock Option granted pursuant to this Section 7 shall vest and be exercisable on the day prior to the date of the next annual meeting of stockholders after the date of grant (the "Vesting Date"). In the event that a Participant is not a member of the Board on the Vesting Date, any Stock Option held by the Participant which has not become vested and exercisable as of such time shall expire without vesting.

      (e) The term of exercisability for a Stock Option granted under this
Section 7 shall be ten (10) years, subject to Section 12.

      (f) The remaining terms and conditions of each such Stock Option shall be as set forth in this Plan and in the form of Stock Option Agreement used in connection with this Plan.

      SECTION 8. TRANSFERABILITY

      Stock Options may not be assigned, transferred, pledged or hypothecated, and shall not be subject to execution, attachment or similar process, other than by will or by operation of applicable laws of descent and distribution or pursuant to a domestic relations order or qualified domestic relations order as such terms are defined by the Code or ERISA.

      SECTION 9. AMENDMENT

      The Plan may be amended by the Board; provided, however, that (a) no amendment shall be made that would impair prior rights of a Participant without his or her consent; (b) no such amendment shall be effective without the approval of a majority of the votes cast by holders of shares of Common Stock present or represented, and entitled to vote, at a meeting held for such purpose, if such amendment would (i) materially increase the benefits accruing to Participants under the Plan, (ii) materially increase the number of securities which may be issued under the Plan, or (iii) materially modify the requirements as to eligibility for participation in the Plan; and (c) no amendment shall be made which would prevent a Participant's participation in the Plan from being entitled to an exemption from Section 16(b) of the Act.

      SECTION 10. TERMINATION

      The Plan may be terminated at any time by the Board or by the approval by a majority of the votes cast by holders of shares of Common Stick present or represented, and entitled to vote, at a meeting held for such purpose.

      SECTION 11. WITHHOLDING TAXES

      No later than the date as of which an amount first becomes includible in the gross income of the Participant for Federal income tax purposes with respect to exercise of any Stock Option granted under the Plan, the Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any Federal, state, local or foreign taxes of any kind required by law to be withheld. Such withholding obligations may be settled with Class A Common Stock, including Class A Common Stock that is received upon the exercise of the Stock

Option that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional upon such payment or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant. The Company may establish such procedures as it deems appropriate, including the making of irrevocable elections or the timing of the use of Class A Common Stock, for the settlement of its withholding obligations.

      SECTION 12. TERMINATION OF STOCK OPTION

      In connection with a Participant's termination of membership on the Board, a Stock Option shall terminate at the earliest of the following circumstances:

            (a) The date that is three (3) months after the Participant's termination, for any reason other than as provided in paragraph (ii),
      (iii) or (iv) or below;

            (b) The date that is twelve (12) months after termination due to death or Disability, but in no event later than the date the Stock Option would have expired under Section 7(e); and

            (c) The date the Participant is terminated for Cause.

      SECTION 13.EFFECT OF CHANGE OF CONTROL

      Notwithstanding any other provision of the Plan to the contrary, in the event if a Change of Control, any Stock Options outstanding and not then exercisable and vested as of the date such Change of Control is determined to have occurred, shall become fully exercisable and vested to the full extent of the original grant. During the 60-day period from and after a Change of Control (the "Exercise Period"), a Participant who holds a Stock Option shall have the right, in lieu of the payment of the exercise price for the shares of Class A Common Stock being purchased under the Stock Option and by giving notice to the Company, to elect (within the Exercise Period) to surrender all or part of a Stock Option to the Company and to receive cash, within 30 days of such notice, in an amount equal to the amount by which the Change of Control Price per share of Common Stock on the date of such election exceeds the exercise price per share of Class A Common Stock under the Stock Option multiplied by the number of shares of Class A Common Stock granted under the Stock Option as to which the right granted under this Section shall have been exercised.

      SECTION 14. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

      In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, extraordinary distribution with respect to Class A Common Stock or other change in corporate structure affecting the Class A Common Stock, the Board may make such substitution or adjustments in the aggregate number and kind of shares reserved for issuance under the Plan, in the number, kind and exercise price of shares subject to outstanding Stock Options to be granted under the Plan and/or such other substitution or adjustments in the consideration receivable upon exercise as it may determine to be appropriate in its sole discretion; provided, however, that the number of shares subject to any Stock Option shall always be a whole number.

      SECTION 15. REGULATORY MATTERS

      The Plan is intended to be construed so that participation in the Plan will be exempt from Section 16(b) of the Act, pursuant to Rule 16b-3 promulgated thereunder, as may be further amended or interpreted by the Securities and Exchange Commission. In the event that any provision of the Plan shall be deemed not to be in compliance with the Rules in order to enjoy the exemption from the Act, such provision shall be deemed of no force or effect and the remaining provisions of the Plan shall remain in effect.

      SECTION 16. EFFECTIVENESS OF PLAN

      The Plan shall become effective as of the date its adoption by the Board is approved by a majority of the votes cast by holders of shares of Common Stock present or represented, and entitled to vote, at a meeting held for such purpose.

                                                                       ANNEX B

                                 PROSOURCE, INC.
                        1997 EMPLOYEE STOCK PURCHASE PLAN


                      Section 1. Establishment and Purpose

      1.1 Establishment. ProSource, Inc., a Delaware corporation (hereinafter called "ProSource" or the "Company"), hereby establishes a stock purchase plan for employees as described herein, which shall be known as the PROSOURCE, INC. 1997 EMPLOYEE STOCK PURCHASE PLAN (the "Plan").

      1.2 Purpose. The purpose of the Plan is to provide eligible employees the opportunity to purchase the Company's common stock at a favorable price by means of payroll deductions. It is intended that the Plan qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code") and all provisions hereof shall be construed in a manner to so comply.

                             Section 2. Definitions

      2.1 Definitions. Whenever used hereinafter, the following terms shall have the meanings set forth below:

            (a)"Affiliate" means any corporation, a majority of the voting stock of which is directly or indirectly owned by ProSource, and which has been authorized by the Board to participate in the Plan.

            (b)"Base Earnings" means a Participant's regular rate of pay and does not include overtime pay, bonuses, or amounts payable under employee benefit plans.

            (c)"Board" means the Board of Directors of ProSource.

            (d)"Committee" means the Equity Compensation Committee of the Board.

            (e)"Eligible Employee", with respect to any Plan Year, means an employee (including officers and directors who are also employees) of ProSource or any Affiliate who have been employed by the Company or an Affiliate continuously for at least three months prior to July 1 of such Plan Year, other than those employees whose customary employment is 20 hours or less per week or not more than five months during any calendar year.

            (f)"Fair Market Value" of a share of Stock means the average closing price of shares of the Stock for the five trading days immediately preceding the applicable date on (i) the New York Stock Exchange, if the Stock is then listed on such exchange, (ii) if the Stock is not listed on the New York Stock Exchange, on the principal national stock exchange on which the Stock is then listed or (iii) if not listed on any national exchange, as reported by NASDAQ. If the Stock is not then listed on any national stock exchange or reported by NASDAQ, then the Fair Market Value shall be determined in any reasonable manner approved by the Committee.

            (g)"Participant" means an Eligible Employee who has elected to participate in the Plan pursuant to Section 4.1.

            (h)"Plan Year" means the twelve-month period beginning each July 1.

            (i)"Stock" means the Class A Common Stock of ProSource, par value $.01 per share.

                      Section 3. Stock Subject to the Plan

      3.1 Number. The total number of shares of Stock to be offered for sale under this Plan shall not exceed 300,000 shares in the aggregate. These shares may consist, in whole or in part, of authorized but unissued Stock or treasury Stock not reserved for any other purpose.

      3.2 Adjustment in Capitalization. In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, extraordinary distribution with respect to Stock or other change in corporate structure affecting the Stock, the Committee may make such substitution or adjustments in the aggregate number and kind of shares reserved for issuance under the Plan and the price payable therefor and/or such other substitution or adjustments in the shares reserved for issuance under the Plan as it may determine to be appropriate in its sole discretion; provided, however that the number of shares of Stock issuable under the Plan shall always be a whole number.

                            Section 4. Participation

      4.1 Participation. Any employee who is an Eligible Employee on June 1, 1997 may elect to become a Participant as of July 1, 1997. Any employee who is an Eligible Employee on June 1 of any subsequent year, may elect to become a Participant as of the first day of the next Plan Year. Any election to participate shall be made in the form and at the time provided in rules adopted by the Committee from time to time. Notwithstanding anything herein to the contrary, in no event shall an Eligible Employee be granted the right to purchase Stock under the Plan if after the purchase such Eligible Employee would own capital stock of ProSource possessing 5% or more of the total combined voting power or value of all classes of capital stock of ProSource. Also, an Eligible Employee may not become or remain a Participant at any time when such Eligible Employee owns capital stock possessing 5% or more of the total combined voting power or value of all classes of capital stock of ProSource. For purposes of this subsection, the rules of Section 424(d) of the Code shall apply in determining the stock ownership of an individual, and capital stock which an employee may purchase under outstanding options shall be treated as capital stock owned by the employee.

                          Section 5. Purchase of Stock

      5.1 Contributions for Purchase of Stock. At the time an Eligible Employee elects to become a Participant in the Plan, such Eligible Employee shall elect to contribute to the Plan by authorizing payroll deductions in an amount (in increments of 1%) not less than 1%, and not more than 15%, of Base Earnings. Unless otherwise elected by the Participant, the rate of withholding such Participant has elected will remain in effect for subsequent Plan Years. A Participant at any time may reduce the rate of withholding or discontinue withholding entirely. A Participant may not increase the rate of withholding except in connection with an election with respect to a subsequent Plan Year. If a Participant elects to discontinue withholding, he or she may resume withholding only as of the first day of any subsequent Plan Year. Any election or direction under this section shall be made in writing in the form and pursuant to rules adopted by the Committee from time to time, and shall become effective at a time specified by the Committee.

      5.2 Disposition of Contributions. Amounts withheld pursuant to Section 5.1 shall be held by a Participant's employer until the end of the Plan Year in which withheld, except that:

            (a)A Participant who elects to discontinue withholding may elect at any time to withdraw all or any part of the amounts previously withheld. Any such withdrawal shall be paid to the Participant by his or her employer in cash, with interest, if any, on such amounts.

            (b)Any portion of the amounts withheld which is not paid to the Participant in cash pursuant to this Section shall be automatically applied to purchase Stock under Section 5.3.

            (c)Any withdrawal election under this Section shall be made in writing in the form and pursuant to rules adopted by the Committee from time to time.

      5.3 Purchases of Stock. Amounts withheld from a Participant's pay during the Plan Year (except any amounts refunded to such Participant in cash under Section 5.2) shall be used as of the last business day of such Plan Year to purchase Stock from ProSource for a price equal to 85% of the Fair Market Value of a share of Stock on the first business day of such Plan Year. Only whole shares shall be purchased, and any amount remaining that is not sufficient to purchase a whole share shall be carried over to the next Plan Year for the account of the Participant.

      5.4 Issuance of Stock Certificates. As soon as practicable after the close of the Plan Year, ProSource shall, without Stock issue or transfer taxes to the Participant, deliver to the Participant a certificate or certificates for the requisite number of shares of Stock purchased under the Plan registered in the name of the Participant or such other name or names as the Participant may direct.

      5.5 Privileges of a Stockholder. A Participant shall not have stockholder privileges with respect to any Stock until the date of issuance of a certificate to such Participant for such Stock.

      5.6 Limitation on Stock Purchases. As required by Section 423 of the Code, no Participant may purchase Stock under the Plan and all other employee stock purchase plans of ProSource (including any parent or subsidiary corporation, to the extent provided in Section 423) at a rate in excess of $25,000 in Fair Market Value of such Stock (determined as of the first Business Day of the Plan Year with respect to which Stock is granted) for each calendar year in which any such right to purchase Stock granted to such Participant is outstanding at any time. If a Participant is not entitled to purchase Stock under any other such plan during a Plan Year, the total number of shares purchased under this Plan for the Participant with respect to that Plan Year may not exceed $25,000 divided by the Fair Market Value of a share of Stock on the first day of such Plan Year.

                      Section 6. Termination of Employment

      6.1 Termination of Employment. No shares of Stock may be purchased by a Participant pursuant to this Plan with respect to a Plan Year if his or her employment terminates for any reason prior to the end of such Plan Year. Any amount withheld from the pay of a Participant during the Plan Year in which his or her employment terminates shall be paid to such Participant in cash, with interest, if any, on such amount promptly after such Participant's termination of employment. If a Participant's death occurs at any time during a Plan Year, any amount withheld from the pay of such Participant shall be paid to the Participant's personal representative in cash, with interest, if any, on such amount and no portion thereof shall be applied to purchase Stock under the Plan.

                  Section 7. Rights of Employees; Participants

      7.1 Employment. Nothing in this Plan shall interfere with or limit in any way the right of ProSource or any Affiliate to terminate any employee's, Eligible Employee's, or Participant's employment at any time, nor confer upon any such person any right to continue in the employ of ProSource or any of its Affiliates.

      7.2 Nontransferability. No right or interest of any Participant in the Plan shall be assignable or transferable, or subject to any lien, directly or indirectly, by operation of law, or otherwise, including execution, levy, garnishment, attachment, pledge, or bankruptcy. Any attempted assignment, transfer, pledge or other disposition of any rights under the Plan shall be null and void, and shall automatically terminate all rights of a participant under the Plan.

                            Section 8. Administration

      8.1 The Committee. (a) The Plan shall be administered by the Committee.

      (b)The Committee is vested with full authority to make, administer, and interpret such equitable rules and regulations regarding the Plan as it may deem advisable. The Committee's determination as to the interpretation and operation of the Plan, or any right granted under it, shall be final and conclusive, unless otherwise determined by the Board. No member of the Board or the Committee shall be liable for any action or determination made in good faith by such member with respect to the Plan or any option granted under it.

      (c)Prior to the commencement of any Plan Year, the Committee may prescribe rules to apply to such Plan Year including, but not limited to, setting forth a limit on the aggregate number of shares of Stock which may be purchased under the Plan during the Plan Year, and the method for reducing Participants' elections if such limit would otherwise be exceeded.

      (d)The Committee may act by a majority vote at a meeting of the Committee or by a document signed by all of the members of the Committee.

                     Section 9. Amendment, Modification and
                               Termination of Plan

      9.1 Amendment, Modification, and Termination of the Plan. The Board or the Committee, at any time may terminate, and at any time and from time to time and in any respect, may amend or modify the Plan, provided, however, that no such action of the Board, or the Committee, without approval of the stockholders of ProSource, may: (a) Increase the total amount of Stock which may be offered under the Plan, except as provided in Section 3.2 of the Plan; (b) withdraw the administration of the Plan from the Committee; or (c) permit any person, while a member of the Committee, to be eligible to participate in the Plan.

                         Section 10. Requirements of Law

      10.1 Requirements of Law. The issuance of Stock and the payroll deductions pursuant to this Plan shall be subject to all applicable laws, rules, and regulations, and shares of Stock shall not be issued nor cash payments made except upon approval of proper government agencies of stock exchanges as may be required.

      10.2 Governing Law. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the conflicts of law provisions thereof.

                     Section 11. Effective Date of the Plan

      11.1 Effective Date. Subject to approval by the stockholders of ProSource, the Plan shall be effective as of July 1, 1997.

      11.2 Duration of the Plan. Unless the Board terminates the Plan earlier, the Plan shall remain in effect until the earlier of the date upon which all Stock subject to it shall be distributed pursuant to the Plan and June 30, 2002.

`

                                PROSOURCE, INC.
                     PROXY SOLICITED BY BOARD OF DIRECTORS

                    for the Annual Meeting of Stockholders


        The undersigned hereby appoints David R. Parker, Thomas C. Highland, Paul A. Garcia de Quevedo or any of them, with full power of substitution, proxies to vote, unless such authority is withheld, all shares of common stock of ProSource, Inc. (the "Company") registered in the name of the undersigned that the undersigned would be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Biltmore Hotel, located at 1200 Anastasia Avenue, Coral Gables, Florida, at 8:30 a.m. Eastern time on Tuesday, April 29, 1997, and any adjournments thereof (the "Annual Meeting"), with all powers the undersigned would posses if personally present, for the election of directors and all other matters described on the reverse hereof and, in their discretion, on such other matters as may properly come before the Annual Meeting.

        This Proxy when properly executed will be voted in the manner directed herein. If no instruction to the contrary is indicated, this Proxy will be voted FOR the election of the Directors named in Proposal 1 and FOR Proposals 2, 3 and 4.

1. ELECTION OF DIRECTORS: David R. Parker, Thomas C. Highland, Daniel J. Adzia, Gerald W. Schwartz, Anthony R. Melman, Michael Carpenter, Anthony Munk, C. Lee Johnson and R. Geoffrey P. Styles.

/  /   FOR all nominees listed above (except as marked to the contrary hereon).

/  /   WITHHOLD AUTHORITY to vote for all nominees listed hereon.

/  /   EXCEPTIONS.


Instructions: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominees's name in the space provided below.


_______________________________________________________________________________



2.    To adopt the Company's proposed 1997 Directors Stock Option Plan.

              /  / FOR          /  / AGAINST          /  / ABSTAIN

3.    To adopt the Company's proposed 1997 Employee Stock Purchase Plan.

              /  / FOR          /  / AGAINST          /  / ABSTAIN

4. To ratify the appointment of KPMG Peat Marwick LLP as Independent Auditors for the Company for the fiscal year ending December 27, 1997.

              /  / FOR          /  / AGAINST          /  / ABSTAIN


CHANGE OF ADDRESS MARK HERE ______




                 (Continued and to be signed and dated on the reverse side.)

                                   NOTE: Your signature should conform with your name as it appears hereon. If signing as attorney, executor, administrator, trustee or guardian, please give your fill title as such. If stock is owned by a partnership or corporation, please indicate your capacity in signing the Proxy. If stock is held in joint ownership, all co-owners must sign.


__________________________________
            Signature


__________________________________
    Signature if held jointly


Dated: _____________________, 1997


                                   SIGN, DATE AND RETURN THE INSTRUCTION CARD
                                   PROMPTLY USING THE ENCLOSED ENVELOPE.









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